UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNIVERSAL DISPLAY CORPORATION
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UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618

________________________

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2011
________________________

Dear Shareholders:

You are cordially invited to attend our 2011 Annual Meeting of Shareholders on Thursday, June 23, 2011, at 4:00 p.m., Eastern Time, at the Crowne Plaza Philadelphia West hotel (formerly the Holiday Inn on City Line Avenue), 4010 City Avenue, Philadelphia, Pennsylvania 19131.  We are holding the meeting to:

(1)	Elect seven members of our Board of Directors to hold one-year terms;

(2)	Approve an amendment to our Equity Compensation Plan to increase the number of shares authorized for issuance under the Plan;

(3)	Approve, on a non-binding, advisory basis, a resolution regarding executive compensation;

(4)	Vote, on a non-binding, advisory basis, regarding the frequency of future advisory shareholder votes on executive compensation;

(5)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011; and

(6)	Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

If you were the record owner of shares of our common stock at the close of business on April 7, 2011, you may attend and vote at the meeting.  If you cannot attend the meeting, you may vote by returning the enclosed proxy card or, if you hold your shares in “street name,” the enclosed voting instruction form.  Any shareholder of record may vote in person at the meeting, even if he or she has already returned a proxy card.  A list of all shareholders of record will be made available for review by registered shareholders both at the meeting and, during regular business hours, at our headquarters in Ewing, New Jersey for 10 days prior to the meeting.

We look forward to seeing you at the meeting.

Sincerely,
/s/Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Ewing, New Jersey
April 25, 2011
_____________________________________________________________________________________________

As promptly as possible, please complete, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.  Please fill out and return the proxy card or instruction form whether or not you expect to attend the annual meeting in person.  If you are a shareholder of record and you attend the meeting in person, you may revoke your proxy and vote your shares at that time.
_____________________________________________________________________________________________

UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618
________________________

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2011
________________________

INFORMATION CONCERNING THIS SOLICITATION

The Board of Directors of Universal Display Corporation (we, us or the “Company”) is soliciting proxies for the 2011 Annual Meeting of Shareholders to be held on Thursday, June 23, 2011, at 4:00 p.m., Eastern Time, at the Crowne Plaza Philadelphia West hotel (formerly the Holiday Inn on City Line Avenue), 4010 City Avenue, Philadelphia, Pennsylvania 19131 (the “Annual Meeting”).  This proxy statement contains important information for shareholders to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

At the Annual Meeting, our shareholders will be asked to vote upon:

(1)	the election of seven members of our Board of Directors to hold one-year terms;

(2)	a proposal to approve an amendment to our Equity Compensation Plan to increase the number of shares authorized for issuance under the Plan;

(3)	a proposal to approve, on a non-binding, advisory basis, a resolution regarding executive compensation;

(4)	on a non-binding, advisory basis, the frequency of future advisory shareholder votes on executive compensation;

(5)	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011; and

(6)	such other business as may properly come before the meeting or any postponements or adjournments thereof.

Voting materials, which include the proxy statement, a proxy card and our 2010 Annual Report to Shareholders, will be mailed to all registered shareholders beginning on or about April 25, 2011.  Shareholders holding their shares in “street name” should receive the proxy statement and a voting instruction form from their broker, bank or other custodian, nominee or fiduciary.  We will pay the expenses of these solicitations.  In addition to solicitation by mail, proxies may be solicited by telephone or in person by some of our officers, directors and regular employees or independent contractors who will not be specially engaged or compensated for such services.

Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618.  Our general telephone number is (609) 671-0980.

VOTING AT THE ANNUAL MEETING

Our Board of Directors has set April 7, 2011 as the record date for the Annual Meeting (the “Record Date”).  As of the Record Date, we had outstanding 45,317,333 shares of common stock and 200,000 shares of Series A Nonconvertible Preferred Stock.  Each holder of our common stock or Series A Nonconvertible Preferred Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting.  Holders of our common stock and Series A Nonconvertible Preferred Stock vote together as a single class on all matters.

Only shareholders of record as of the close of business on the Record Date may attend and vote at the Annual Meeting.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum for purposes of that matter.  Shareholders of record who return a proxy card but abstain from voting or fail to vote on a particular matter will be considered “present” for quorum purposes with respect to the matter.  In addition, shares held by brokers or nominees who have notified us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter (referred to in this proxy statement as “uninstructed shares”), will be considered “present” for quorum purposes with respect to the matter.  Votes not cast by brokers or nominees with respect to uninstructed shares are referred to in this proxy statement as “broker non-votes.”

The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein.  In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote “FOR” the persons nominated by our Board of Directors for election as directors; “FOR” the proposal to amend our Equity Compensation Plan to increase the number of shares authorized for issuance under the Plan; “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation of our executive officers; “FOR” the option of “every three years” in the non-binding, advisory vote on the frequency of advisory shareholder votes on executive compensation; and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011.  As to other items of business that may properly be presented at the Annual Meeting for action, the persons named in the enclosed proxy will vote the shares represented by the proxy in accordance with their best judgment.

A shareholder of record may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to our Corporate Secretary.  In addition, any shareholder of record may vote by ballot at the Annual Meeting, even if he or she has already returned a proxy card.

The preliminary voting results will be announced at the Annual Meeting.  The final results will be reported in a Current Report on Form 8-K to be filed within four business days following the date of the Annual Meeting.

Your vote is important.  Please complete, sign and return the accompanying proxy card or voting instruction form whether or not you plan to attend the Annual Meeting.  If you plan to attend the Annual Meeting to vote in person and your shares are registered with our transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from that person or entity assigning you the right to vote your shares of common stock.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on June 23, 2011

This proxy statement and our 2010 Annual Report to Shareholders are available at www.universaldisplay.com in the “For Shareholders – SEC Documents” section.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting.  Each director elected will serve until our next annual meeting of shareholders and such time as a successor has been selected and qualified, or until the director’s earlier death, resignation or removal.  Each nominee has consented to being nominated and to serve if elected.  If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

Pursuant to our Amended and Restated Articles of Incorporation, the holder of our Series A Nonconvertible Preferred Stock is entitled to nominate and elect two of the members of our Board of Directors.  The holder of the Series A Nonconvertible Preferred Stock has waived this right with respect to the election of directors at the Annual Meeting.

All nominees are presently members of our Board of Directors whose terms expire at the Annual Meeting.  The nominees for election are set forth below.  The descriptions of the nominees for election set forth the experience, qualifications, attributes and skills that have led our Board of Directors to conclude that these nominees should serve as members of our Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Sherwin I. Seligsohn	75
Mr. Seligsohn is our Founder and has been the Chairman of our Board of Directors since June 1995.  He also served as our Chief Executive Officer from June 1995 through December 2007, and as our President from June 1995 through May 1996.  Mr. Seligsohn serves as the sole Director, President and Secretary of American Biomimetics Corporation, International Multi-Media Corporation, and Wireless Unified Network Systems Corporation.  He is also Chairman of the Board of Directors, President and Chief Executive Officer of Global Photonic Energy Corporation.  From June 1990 to October 1991, Mr. Seligsohn was Chairman Emeritus of InterDigital Communications, Inc. (“InterDigital”), formerly International Mobile Machines Corporation.  He founded InterDigital and from August 1972 to June 1990 served as its Chairman of the Board of Directors.  Mr. Seligsohn is a member of the Industrial Advisory Board of the Princeton Institute for the Science and Technology of Materials (“PRISM”) at Princeton University.

Steven V. Abramson	59
Mr. Abramson is our President and Chief Executive Officer, and has been a member of our Board of Directors since May 1996.  Mr. Abramson served as our President and Chief Operating Officer from May 1996 through December 2007.  From March 1992 to May 1996, Mr. Abramson was Vice President, General Counsel, Secretary and Treasurer of Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm.  From December 1982 to December 1991, Mr. Abramson held various positions at InterDigital, including General Counsel, Executive Vice President and General Manager of the Technology Licensing Division.  Mr. Abramson has also been a member of the Board of Directors of the OLED Association since its inception in 2008.

Sidney D. Rosenblatt	63
Mr. Rosenblatt is an Executive Vice President and has been our Chief Financial Officer, Treasurer and Secretary since June 1995.  He also has been a member of our Board of Directors since May 1996.  Mr. Rosenblatt was the owner of S. Zitner Company from August 1990 through August 2010 and served as its President from August 1990 through December 1998.  From May 1982 to August 1990, Mr. Rosenblatt served as the Senior Vice President, Chief Financial Officer and Treasurer of InterDigital.

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Leonard Becker	87
Mr. Becker has been a member of our Board of Directors since February 2001. For the last 40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He served on the Board of Directors of American Business Financial Services, Inc. (OTCBB: “ABFIQ.PK”), as well as on its compensation and audit committees, until March 2007. He also previously served as a director of Eagle National Bank and Cabot Medical Corporation.

Elizabeth H. Gemmill	65
Ms. Gemmill has been a member of our Board of Directors since April 1997. Since March 1999, she has been Managing Trustee and, more recently, President of the Warwick Foundation. From February 1988 to March 1999, Ms. Gemmill was Vice President and Secretary of Tasty Baking Company. Ms. Gemmill is the former Chairman of the Board of Philadelphia University (1998-2009) and serves on the Boards of Beneficial Mutual Bancorp, Inc., the Philadelphia College of Osteopathic Medicine, and the YMCA of Philadelphia and Vicinity. She previously served as a director of American Water Works Company, Inc. (NYSE: “AWK”) until it was sold in early 2003, and as a director of Philadelphia Consolidated Holdings Corporation (NASDAQ: “PHLY”) until it was sold in December 2008.

C. Keith Hartley	68
Mr. Hartley has been a member of our Board of Directors since September 2000. Since June 2000, he has been the President of Hartley Capital Advisors, a merchant banking firm. From August 1995 to May 2000, he was the managing partner of Forum Capital Markets LLC, an investment banking company. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and Drexel Burnham Lambert, Inc. He also serves as a director of Idera Pharmaceuticals, Inc. (NASDAQ: “IDRA”) and Swisher International Group, Inc.

Lawrence Lacerte	58
Mr. Lacerte has been a member of our Board of Directors since October 1999. Since July 1998, he has been Chairman of the Board of Directors and Chief Executive Officer of Exponent Technologies, Inc., a company specializing in technology and Internet-related ventures. Prior to that time, he was the founder, Chairman of the Board of Directors and Chief Executive Officer of Lacerte Software Corp., which was sold to Intuit Corporation in June 1998.

Vote Required and Recommendation of our Board of Directors

Directors are elected by a plurality and the seven nominees who receive the most votes will be elected.  Shareholders may vote for or withhold their vote from each nominee, or the entire group of nominees as a whole.  Broker non-votes are not considered “votes cast” with respect to this proposal and will have no effect on the outcome of the election of directors.  Shareholders do not have cumulative voting rights with regard to the election of members of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR.

Director Independence

Our Board of Directors has determined that a majority of its members are “independent directors” within the meaning of applicable NASDAQ listing requirements.  Our independent directors are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  In addition, based on these listing requirements, our Board of Directors has determined that Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt are not independent directors because they are all officers of the Company.

Our independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee and Compensation Committee.

In evaluating director independence, the Board of Directors considered our relationship with Exponent Technologies, Inc. (“Exponent”).  Exponent is a provider of information system services for payroll, benefits and human resources management.  Mr. Lacerte is Chairman of the Board of Directors and Chief Executive Officer of Exponent.  For 2010, we paid a total of $15,817 to Exponent in connection with its provision of these services to us.  This amount is well below the threshold for director independence under the NASDAQ listing requirements.  There being no other factors suggesting that this relationship might impair Mr. Lacerte’s independence, our Board of Directors concluded that Mr. Lacerte should be treated as an independent director.

Board Meetings and Committees; Annual Meeting Attendance

In 2010, our Board of Directors held eight meetings, our Audit Committee held four separate meetings, and our Compensation Committee met three times to approve matters involving executive compensation.   In addition, during meetings of our full Board of Directors, members of our Audit Committee approved various audit and non-audit services, and members of our Compensation Committee approved various matters relating to equity compensation.  All members of the Board attended at least 75% of these meetings in the aggregate.

All incumbent directors and nominees for election as director are encouraged, but not required, to attend our annual meetings of shareholders.  All but one of the current members of our Board of Directors attended our Annual Meeting of Shareholders for 2010.

Director Nominations

Our Board of Directors has not established a standing committee to nominate candidates for election as directors.  Instead, a majority of our independent directors recommend, and our full Board of Directors selects, the candidates that will be nominated to stand for election as directors at our annual meeting of shareholders.  Our Board of Directors believes that this process is appropriate given the relatively small size of our Board of Directors and the fact that each independent director already serves on both the Audit Committee and the Compensation Committee.  Since we do not have a nominating committee, our Board of Directors has not adopted a nominating committee charter.

In nominating candidates for election as directors, both our independent directors and our full Board of Directors consider the skills, experience, character, commitment and diversity of background of each potential nominee, all in the context of the requirements of our Board of Directors at that point in time.  With respect to their consideration of diversity of background, neither our independent directors nor our full Board of Directors has a formal policy of assessing diversity with respect to any particular qualities or attributes.  Each candidate should be an individual who has demonstrated integrity and ethics, has an understanding of the elements relevant to the success of a publicly-traded company, and has established a record of professional accomplishment in such candidate’s chosen field.  Each candidate also should be prepared to participate in all Board and committee meetings that he or she attends, and should not have other personal or professional commitments that might reasonably be expected to interfere with or limit such candidate’s ability to do so.  Additionally, in determining whether to recommend a director for re-election, the director’s past attendance at Board and committee meetings is considered.

Our Board of Directors has no stated specific, minimum qualifications that must be met by candidates for election as directors.  However, in accordance with SEC rules and applicable NASDAQ listing requirements, at least one member of our Board of Directors is expected to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and a majority of the members of the Board are expected to meet the definition of “independent director” within the meaning of SEC rules and applicable NASDAQ listing requirements.

Any shareholder of record entitled to vote in the election of directors at an annual or special meeting of our shareholders may nominate one or more persons to stand for election to the Board at such meeting in accordance with the requirements of our Amended and Restated Bylaws.  In order to be considered by our Board of Directors in connection with the nominations process for our 2012 annual meeting of shareholders, all such director nominations must be received by our Corporate Secretary at our principal executive offices by February 24, 2012.  Each such submission must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws.  In addition, each such submission must include any other information required by

Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Submissions should be addressed to our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

Our independent directors and the full Board of Directors will consider all candidates identified by shareholders through the processes described above, and will evaluate each of them, including incumbent directors, based on the same criteria.  Although we have no formal policy regarding shareholder nominees, our Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, together with an assessment of whether such characteristics qualify the individual to fulfill the needs of our Board of Directors at that time.

Board Leadership Structure

Since December 2007, when Mr. Abramson became our Chief Executive Officer and Mr. Seligsohn took the title Founder and Chairman of the Board, our Board of Directors has had a leadership structure in which the Board’s chair and our Chief Executive Officer are different persons.  Prior to that time, Mr. Seligsohn served both as Chief Executive Officer and Chairman of the Board.  However, since Mr. Seligsohn remains an officer of the Company, a member of our management team continues to serve as the leader of our Board.

We believe that the overlap between our Board and executive management has been advantageous to us, in that we have benefited from strong, clear, consistent and cohesive leadership, with a senior executive setting the tone and having ultimate responsibility for all of our operating and strategic functions, thus providing unified leadership and direction for our Board of Directors and our operational functions.  While our Board of Directors has never concluded that the role of Chairman must always be held by a senior executive, and reserves the right to reconsider this matter, it intends to continue the current arrangement for the foreseeable future.

Our Board of Directors does not have a lead independent director, but receives strong leadership from all of its independent members.  Additionally, as discussed above, our independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee and Compensation Committee.  All of our directors take active roles in the activities of our Board of Directors at meetings of the full Board.  The Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the independent directors of our operations and strategic initiatives, including the risks that may be attendant thereto.  All members of our Board are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

Our Board is comprised of four independent directors and three directors who are executive officers of the Company.  Each of our directors is a sophisticated and seasoned business person, experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field.  For additional information about the backgrounds and qualifications of our directors, see above under the heading “Proposal 1 – Election of Directors.”

Audit Committee

Our Board of Directors has established a standing Audit Committee.  The members of our Audit Committee are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  Ms. Gemmill is the Chairperson of our Audit Committee.

Our Audit Committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards.  The Audit Committee Charter was last reviewed by our Board of Directors on April 5, 2011, and a copy of the charter is publicly available through the “For Investors” section of our website at www.universaldisplay.com.

According to its charter, our Audit Committee is responsible for, among other things:

•	reviewing our financial statements and discussing these statements and other relevant financial matters with management and our independent registered public accounting firm;

•	selecting and evaluating our independent registered public accounting firm and approving all audit engagement fees and terms;

•	pre-approving all audit and non-audit services provided to us, including the scope of such services, the procedures to be utilized and the compensation to be paid;

•	assessing the effectiveness of our internal control system and discussing this assessment with management and our independent registered public accounting firm;

•
reviewing our financial reporting and accounting standards and principles, significant changes in these standards and principles, or in their application, and key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, these decisions;

•
discussing with management and our independent registered public accounting firm, as appropriate, our risk assessment and risk management policies, including our major exposures to financial risk and the steps taken by management to monitor and mitigate these exposures; and

•
reviewing and investigating any matters pertaining to the integrity of management, including any actual or potential conflicts of interest or allegations of fraud, and the adherence of management to our standards of business conduct.

Each member of our Audit Committee meets the financial knowledge and independence criteria of the NASDAQ listing requirements.  Our Board of Directors has determined that Ms. Gemmill is an “audit committee financial expert” as such term is defined under SEC regulations, and that Ms. Gemmill meets the financial sophistication and independence standards mandated by the NASDAQ listing requirements.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Company management the audited financial statements of the Company for the fiscal year ended December 31, 2010, as well as management’s assessment of the Company’s internal control over financial reporting as of December 31, 2010.  In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU § 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, including the opinion regarding internal control over financial reporting pursuant to PCAOB Auditing Standard No. 5.  The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed the independence of KPMG LLP with that firm.  Based on the Audit Committee’s review of the matters noted above and its discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

Respectfully submitted by the Audit Committee

Elizabeth H. Gemmill (Chairperson)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Compensation Committee

Our Board of Directors has established a standing Compensation Committee.  The members of our Compensation Committee are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  Ms. Gemmill is the Chairperson of our Compensation Committee.

Our Compensation Committee, which does not operate pursuant to a written charter, is responsible for, among other things:

•
recommending to the full Board of Directors the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers;

•	recommending to the full Board of Directors the compensation for service as a member of the Board of Directors or any Board committees;

•	reviewing and approving or ratifying management’s recommendations for equity compensation awards to other employees and consultants of the Company;

•
administering and discharging the duties imposed on the Committee under the terms of the Company’s Equity Compensation Plan, Employee Stock Purchase Plan and Supplemental Executive Retirement Plan; and

•	performing such other functions and duties as are deemed appropriate by the full Board of Directors.

Our Compensation Committee has historically determined the compensation for the Company’s executive officers in two stages.  Base salary adjustments and perquisites and other benefits (life insurance coverage, automobile allowance, etc.) have been approved to coincide with the annual employment anniversaries of these individuals with the Company.  Annual bonus equity compensation awards, long-term incentive equity compensation awards, and any special cash or non-cash awards have been granted shortly after year-end.  This enables the Committee to review the Company’s fiscal performance for the year in determining these grants.

For 2010, compensation for non-employee members of our Board of Directors was recommended by our Compensation Committee and approved in December 2009.  This compensation was paid in quarterly installments shortly following the end of each quarter during the year.  No separate compensation was awarded for committee service, and directors who are employees or officers of the Company did not receive compensation for their service on the Board.

In order to facilitate the Compensation Committee’s activities, Company management recommends to the Committee compensation for the Company’s executive officers and directors.  However, the Committee exercises independent judgment in determining compensation for the Company’s executive officers and directors, and in recommending this compensation to the full Board of Directors for approval.  As part of this process, the Committee meets in executive session to review and ultimately finalize its recommendations.

In 2009, the Compensation Committee engaged Hay Group, Inc. (“Hay Group”) as consultants to review compensation for the Company’s Chief Executive Officer and Chief Financial Officer.  Hay Group was asked to assess the competitiveness of the current compensation to these executive officers and to assess proposed equity retention grants to these officers.  Hay Group provided the Committee with reports comparing the total compensation for each of the Chief Executive Officer and Chief Financial Officer to that of comparable officers in a number of peer group companies.

The Compensation Committee also engaged Hay Group in 2009 to provide estimates of the financial impact of adopting a proposed supplemental retirement plan for certain of the Company’s executive officers.  The Committee had previously engaged Hay Group to provide a report outlining various design alternatives for the proposed plan, the prevalence of similar benefits offered by other companies of various sizes, based on a survey by Hay Group that received over 800 responses, projected cost estimates for implementation of the plan and a summary of other design and accounting considerations.

Compensation Committee Interlocks and Insider Participation

Each member of our Compensation Committee is an independent director under the NASDAQ listing requirements.  None of the members of our Compensation Committee were officers or employees of the Company or its subsidiary during 2010, were formerly officers of the Company or its subsidiary, or had any relationship with the Company since the beginning of 2010 that requires disclosure under Item 404 of Regulation S-K.  Nor have there been, since the beginning of 2010, any compensation committee interlocks involving our directors and executive officers that require disclosure under Item 407 of Regulation S-K.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee

Elizabeth H. Gemmill (Chairperson)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Shareholder Communications

Shareholders may send communications to our Board of Directors, or to individual members of our Board of Directors, care of our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.  In general, all shareholder communications sent to our Corporate Secretary for forwarding to our Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions.  However, our Corporate Secretary reserves the right to not forward to members of our Board of Directors any abusive, threatening or otherwise inappropriate materials.  Information on how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters can be found on the “For Investors” section of our website at www.universaldisplay.com.  The information on our website referenced in this proxy statement is not and should not be considered a part of this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Compensation and benefits programs are an important part of the relationship between our Company and its executive officers.  Compensation for our executive officers is intended to be competitive, thereby allowing us to attract, motivate and retain talented personnel.  We also seek to reward our executive officers for accomplishments and contributions to the Company’s long-term strategic and short-term business goals.

How We Determine Executive Compensation

Each year, our Compensation Committee reviews and approves the compensation for our executive officers.  This process begins with a review of the compensation paid to our executive officers in recent prior years.  We use prior compensation as a starting point because we believe, as a general matter, that executive compensation should remain relatively consistent from year-to-year.  The market for our organic light emitting device (“OLED”) technologies and materials is still at an early stage, which poses risks for our business.  By keeping executive compensation relatively constant year-to-year, we provide a stable pay environment for our executive officers while they work to grow our business and revenues.

With prior compensation as a baseline, we then consider the extent to which we have achieved our business goals for the current year, including our goals for revenue growth, expense management, balance sheet stability, technical progress, new and expanded business relationships and increased shareholder value.  We also evaluate the individual performance of our executive officers in relation to the achievement of our business goals.  As part of this process, we reassess our business goals in relation to the actual growth of the OLED market over the past year.  Since many of our business goals depend on dynamic market factors outside of the control of our executive officers, we want to ensure that we measure our Company’s and their individual performance against goals that are realistic.

In addition, we consider the expected contributions of each individual executive officer to the future of our business.  This helps us determine the value of long-term incentive compensation awards to our executive officers, such as shares of restricted stock.  In determining these awards, we also consider the level of compensation that would be appropriate for motivating each individual executive officer to remain committed to our Company and its future success.  Since the OLED market is still at an early stage, our executive officers face a risk that our business might not ultimately succeed.  We believe that long-term incentive compensation awards to our executive officers help offset that risk.

Finally, we consider other factors that may be relevant.  With respect to 2010 compensation decisions, for example, we considered whether the state of the general economy should have any impact on compensation decisions respecting our executive officers.

Executive management makes recommendations to our Compensation Committee regarding all aspects of compensation for our executive officers.  However, final decisions on any major element of compensation, as well as total compensation for our executive officers, are made by our Compensation Committee.  Awards to our executive officers are then approved by our full Board of Directors.  Our Chief Executive Officer does not participate in Compensation Committee or Board deliberations regarding his compensation.  Also, meetings of our Compensation Committee are scheduled well in advance of the proposed meeting date, and the Committee does not establish equity grant dates in order to affect the value of any particular award.

In making compensation decisions, we consider whether the proposed compensation to our executive officers is within the range of compensation generally known to be paid to executives at other companies.  Other than in the data provided by Hay Group, information on the compensation paid to executives at other companies is not tabulated or summarized, and we do not engage in any formal form of compensation benchmarking.  In addition, as discussed below, our Compensation Committee utilized peer group data provided by Hay Group in making decisions regarding the 2010 compensation of our Chief Executive Officer and Chief Financial Officer.

In determining executive compensation, we consider the current value to our executive officers of compensation paid or issued to them for prior years.  However, we have not focused on gains or losses from prior option grants or other awards because we believe that those gains or losses are not particularly significant in relation to overall compensation, and that gains or losses from prior awards do not have a substantial effect on the future performance of our executive officers.  We also do not use tally sheets in determining compensation for our executive officers.

From time to time, we utilize external consultants to assist it in determining executive compensation.  As discussed above, in 2009, the Compensation Committee of our Board of Directors engaged Hay Group as consultants to review compensation for the Company’s Chief Executive Officer and Chief Financial Officer, and to estimate the financial impact of adopting a proposed supplemental retirement plan for certain of the Company’s executive officers.  The information provided by Hay Group was taken into account by the Committee with respect to 2010 compensation.

In its review of the overall compensation of our Chief Executive Officer and Chief Financial Officer, Hay Group compared the total direct compensation of these officers, on a combined basis, to total direct combined compensation paid to the top two executive officers at the following peer group of 15 companies, chosen by Hay Group based on their similarity to us in market value and industry:

Diodes Incorporated	PLX Technology, Inc.
DTS, Inc.	Rogers Corporation
Exar Corporation	Standard Microsystems Corporation
Interdigital, Inc.	Supertex, Inc.
Kopin Corporation	Tessera Technologies, Inc.
Littelfuse, Inc.	Volterra Semiconductor Corporation
MIPS Technologies, Inc.	Zoran Corporation
Monolithic Power Systems, Inc.

Hay Group determined that the combined total direct compensation proposed to be paid to Mr. Abramson and Mr. Rosenblatt for 2010, including the special restricted share awards discussed below, ranked at approximately the 78th percentile of the combined total direct compensation to the top two executive officers of the companies in the peer group.  The Compensation Committee concluded that it was appropriate to view the comparison to the peer group on this combined basis, and directed Hay Group to provide the data in that manner, in light of our historic practice of treating Mr. Abramson and Mr. Rosenblatt equally based on their longstanding dedication and commitment to the Company, their shared responsibility for overall management of the Company, and the comparable value that each of them has provided and continues to provide to our business success.

In advising the Compensation Committee with respect to the special restricted share awards discussed below, Hay Group also identified 11 examples of equity grants made to chief executive officers and chief financial officers of small technology companies in the two years prior to its study.  In this case, the comparative analysis was done separately by each position because data regarding combined awards did not exist in sufficient frequency, but the Compensation Committee still concluded that it would continue treating Mr. Abramson and Mr. Rosenblatt equally.

The companies that made equity grants to their chief executive officers included:

Blackbaud, Inc.	Infinera Corporation
Ditech Networks, Inc.	Mercury Computer Systems, Inc.
Eclipsys Corporation	Pericom Semiconductor Corporation
Electro Scientific Industries, Inc.	United Online, Inc.
Extreme Networks, Inc.	Wind River Systems, Inc.
GSI Commerce, Inc.

The companies that made equity grants to their chief financial officers included:

ADC Telecommunications, Inc.	Kenexa Corporation
Avocent Corporation	LeCroy Corporation
BigBand Networks, Inc.	A.O. Smith Corporation
Comverge, Inc.	THQ Inc.
i2 Technologies, Inc.	TIBCO Software Inc.

Hay Group indicated that these awards varied greatly in nature and size, consisting of stock options, stock appreciation rights (“SARs”), restricted stock or stock units and performance based shares, and ranging in value from under $200,000 to over $2 million, with respect chief executive officers, and from under $100,000 to $680,000, with respect chief financial officers.

Elements of Compensation

For 2010, total compensation to our executive officers consisted of the following elements:

•	Base salaries;
•	Annual bonus equity compensation awards;
•	Long-term incentive equity compensation awards;
•	Special cash and non-cash awards; and
•	Perquisites and other benefits.

Our executive officers receive both cash and non-cash, or equity, compensation.  Equity compensation is further broken down into annual bonus awards that vest immediately, long-term incentive awards that typically vest with continued service over time, and special non-cash awards tied to particular events.  We utilize annual bonus awards and special cash and non-cash awards to reward our executive officers for their performance during the past year.  We use long-term incentive awards that vest over time largely to motivate our executive officers to perform in future years.  Beginning in 2010, we also started using supplemental retirement benefits to incentivize our executive officers to continue to provide valuable leadership to the Company.  We believe that each of these components is an important and necessary element of executive compensation.

Actual compensation amounts are determined by our Compensation Committee in its discretion.  However, the mix of compensation components has remained relatively consistent year-to-year, in large part because there are few similarly situated companies with which we compare ourselves, and because our executive officers have come to expect an element of consistency in their compensation over time.

Should unusual events or circumstances occur which have a material impact on our Company, we would expect the Compensation Committee to consider them in deciding whether to make any significant changes in executive compensation.  With respect to 2010, the Committee considered whether general economic conditions should have any impact on our executive compensation.  Ultimately, the Committee determined that there is, at present, a limited connection between the Company’s growth and development and the current state of the overall economy.

Base salaries

We believe that there is a general expectation by our executive officers that their base salaries will remain relatively consistent year-to-year, subject to limited merit-based adjustments.  We also believe that this relatively simple approach is commonly used to determine the base salaries of executives at other small companies, though we have not conducted independent research to verify this.  More substantial adjustments in the base salaries of our executive officers may be warranted in the future when the market for our OLED technologies and materials matures, or under circumstances different from those in our current environment.

In 2010, the base salaries of our executive officers were moderately increased over the prior year.  This was consistent with prior year base salary increases for these executive officers, and with increases in the base salaries of our other employees during 2010.  The increases were primarily merit-based and intended to reward our executive officers for their overall performance on behalf of the Company.  To a lesser extent, the increases were intended to offset increases in the cost of living, although no actual survey of cost of living indices was conducted.

The base salaries of Mr. Abramson and Mr. Rosenblatt were adjusted effective as of July 1, 2010, the traditional salary adjustment date for each of these individuals.  The base salaries of Dr. Brown, Ms. Mahon and Dr. Hack were adjusted effective as of their annual employment anniversary dates of June 22, 2010, January 2, 2010 and October 11, 2010, respectively.

Consistent with previous years, all adjustments to the salaries of our executive officers were recommended by executive management and approved by our Compensation Committee at meetings held on April 6, 2010 (Ms. Mahon) and June 24, 2010 (Mr. Abramson, Mr. Rosenblatt, Dr. Brown and Dr. Hack).

As in the past, each of Mr. Abramson and Mr. Rosenblatt received the same base salary in 2010.  This reflects our historic practice of treating these two individuals equally based on their longstanding dedication and commitment to the Company, their shared responsibility for overall management of the Company, and the comparable value that each of them has provided and continues to provide to our business success.

Annual bonus equity compensation awards

Bonus equity compensation awards are typically awarded to our executive officers on an annual basis at or shortly after the end of each calendar year.  These awards have historically taken the form of immediately-vesting shares of our common stock, and this practice continued with the awards made for 2010.  The awards are determined on a retrospective basis based on both Company and individual performance during the prior year.  They are recommended by executive management and approved by our Compensation Committee and full Board of Directors.

Our Compensation Committee did not pre-establish performance goals or compensation targets for bonus awards to the Company’s executive officers for 2010.  As it had in prior years, the Committee determined that bonus awards to the Company’s executive officers for 2010, if any, would be recommended by the Committee in its discretion and on a retrospective basis, taking into account both the Company’s performance with respect to revenues and expenses, and the overall performance of the individual executive officers, and considering other factors such as the general economic environment, the state of the industry in which the Company operates, and the progress of the Company over the past year in terms of advancing the mission of the Company.

With respect to these considerations, for 2010 the Committee evaluated the Company’s performance with respect to total revenues and expenses compared to prior years and compared to the Company’s operating budget for 2010.  The Committee also considered the progress of the Company in entering into license, supply and other revenue-producing commercial agreements with potential customers or joint venture partners.  In making these evaluations, particularly with respect to revenue performance and the entry into commercial agreements, the Committee considered general economic factors and the overall state of the OLED market, analyzing how these factors may have influenced the Company’s performance in a manner not anticipated at the outset of the year. The Committee concluded that this approach was appropriate in light of the early stage of the OLED market and the difficulty in assessing the Company’s performance by traditional financial metrics.

Bonus equity compensation awards to our executive officers for 2010 were recommended by our Compensation Committee and approved by our full Board of Directors at meetings held on January 6, 2011.  On that date, the closing price of our common stock on the NASDAQ Global Market was $34.78 per share.  The awards took the form of immediately vesting shares of our common stock in the following amounts:  Mr. Abramson – 10,063 shares; Mr. Rosenblatt – 10,063 shares; Dr. Brown – 7,188 shares; Ms. Mahon – 2,875 shares; and Dr. Hack – 2,875 shares.  Portions of the shares awarded were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of these individuals.  The number of shares so withheld were as follows:  Mr. Abramson – 4,084 shares; Mr. Rosenblatt – 4,084 shares; Dr. Brown – 2,237 shares; Ms. Mahon – 1,159 shares; and Dr. Hack – 1,159 shares.

Based on the closing price of our common stock on each respective grant date, the value of the bonus equity compensation awards to Mr. Abramson and Mr. Rosenblatt for 2010 were approximately 11% higher than the corresponding awards that these individuals received for 2009, the bonus equity compensation award to Dr. Brown for 2010 was approximately 21% higher than the corresponding award that Dr. Brown received for 2009, and the bonus equity compensation awards to Ms. Mahon and Dr. Hack for 2010 were approximately 31% higher than the corresponding awards that these individuals received for 2009.  Our executive management recommended, and the Committee agreed, that this was appropriate given the Company’s strong financial performance in 2010 relative to 2009.

For the reasons indicated earlier, Mr. Abramson and Mr. Rosenblatt again received the same bonus equity compensation awards for 2010.

Long-term incentive equity compensation awards

Long-term incentive equity compensation awards are typically granted to our executive officers on an annual basis in conjunction with the grant of annual bonus equity compensation awards to these individuals.  Long-term incentive equity compensation awards to our executive officers take the form of restricted shares of our common stock.  The shares vest over a period of time and vesting is contingent on the officer continuing to be employed by us on the vesting date.

We use long-term incentive equity compensation awards to link the compensation paid to our executive officers with their future performance and the future performance of our common stock.  We believe that this helps align the interests of our executive officers with those of our shareholders.  We also use these awards to encourage our executive officers to remain with the Company through the applicable vesting period.  As with other compensation to our executive officers, long-term incentive equity compensation awards are recommended by executive management and approved by our Compensation Committee and full Board of Directors.

Long-term incentive equity compensation awards to our executive officers were approved at meetings of our Compensation Committee and full Board of Directors on January 6, 2010.  These awards took the form of restricted shares of our common stock as follows:  Mr. Abramson – 21,171 shares; Mr. Rosenblatt – 21,171 shares; Dr. Brown – 14,114 shares; Ms. Mahon – 4,446 shares; and Dr. Hack – 4,446 shares.  The shares vest in equal increments of one-third each on the next three anniversaries of the grant date, provided that the officer is an employee of the Company on the applicable vesting date.  As with other compensation, Mr. Abramson and Mr. Rosenblatt received the same long-term incentive equity compensation awards.

The first one-third of the restricted share awards granted to our executive officers on January 6, 2010, and second one-third of restricted share awards previously granted to our executive officers on January 6, 2009, vested on January 6, 2011.  This resulted in the vesting of shares of common stock previously issued to our executive officers as follows:  Mr. Abramson – 14,271 shares; Mr. Rosenblatt – 16,938 shares; Dr. Brown – 11,951 shares; Ms. Mahon – 3,557 shares; and Dr. Hack – 3,557 shares.  As with other equity awards that we grant, portions of the vesting shares were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of these officers.  The number of shares so withheld were as follows:  Mr. Abramson – 5,639 shares; Mr. Rosenblatt – 6,692 shares; Dr. Brown – 3,527 shares; Ms. Mahon – 1,275 shares; and Dr. Hack – 1,274 shares.

The final one-third of restricted share awards previously granted to our executive officers on January 9, 2008 vested on January 9, 2011.  This resulted in the vesting of additional shares of common stock previously issued to our executive officers as follows:  Mr. Abramson – 2,508 shares; Mr. Rosenblatt – 5,452 shares; Dr. Brown – 3,635 shares; Ms. Mahon – 1,090 shares; and Dr. Hack – 1,090 shares.  For these awards, the number of shares withheld in consideration of the Company’s payment of associated payroll taxes on behalf of these officers were as follows:  Mr. Abramson – 991 shares; Mr. Rosenblatt – 3,298 shares; Dr. Brown – 1,073 shares; Ms. Mahon – 387 shares; and Dr. Hack – 387 shares.

In addition, special restricted share awards for Mr. Abramson and Mr. Rosenblatt were approved by our Compensation Committee and Board of Directors on March 18, 2010.  As discussed previously, the Committee received reports from Hay Group regarding 2010 compensation for Mr. Abramson and Mr. Rosenblatt.  The Committee considered Hay Group’s recommendations in granting special restricted share awards to Mr. Abramson and Mr. Rosenblatt in 2010.

For each of Mr. Abramson and Mr. Rosenblatt, the special restricted share award relates to 250,000 shares of our common stock.  The Company determined that it was in the best interests of our shareholders to grant these special retention awards to induce Mr. Abramson and Mr. Rosenblatt to continue to remain in the service of the Company and to promote the development of the Company, ensuring that the Company continues to benefit from their valuable leadership and vision.  Consistent with other executive compensation decisions, Mr. Abramson and Mr. Rosenblatt received the same award amount.

The special retention awards for Mr. Abramson and Mr. Rosenblatt will vest ratably over a five-year period beginning on the first anniversary of the date of grant, subject to continued employment with the Company through the applicable vesting date.  The awards are subject to accelerated vesting in the event of a change in control of the Company.  Mr. Abramson and Mr. Rosenblatt are required to retain the shares for five years after vesting, except in the event of death or a change in control of the Company.

Special restricted share awards were also approved by our Compensation Committee and Board of Directors on January 6, 2011 for Dr. Brown, Ms. Mahon and Dr. Hack.  For Dr. Brown, the award relates to 10,780 shares of our common stock; for Ms. Mahon, the award relates to 7,428 shares of our common stock; and for Dr. Hack, the award relates to 7,417 shares of our common stock.  The Company determined that it was in the best interests of our shareholders to grant these special retention awards to induce Dr. Brown, Ms. Mahon and Dr. Hack to continue to remain in the service of the Company and to promote the development of the Company, ensuring that the Company continues to benefit from their valuable leadership and vision.

The special retention awards for each of Dr. Brown, Ms. Mahon and Dr. Hack will vest on the first anniversary of the date of grant, subject to continued employment with the Company through such date.  The awards are subject to accelerated vesting in the event of a change in control of the Company.  Each of Dr. Brown, Ms. Mahon and Dr. Hack are required to retain the shares for five years after vesting, except in the event of death or a change in control of the Company.

Also on January 6, 2011, our Compensation Committee and Board of Directors approved grants of cash-settled SARs to Dr. Brown, Ms. Mahon and Dr. Hack in the amounts of 10,000, 7,000 and 7,000, respectively.  The SARs represent the right to receive, for each SAR, a cash payment equal to the amount, if any, by which the fair market value of a share of the common stock of the Company on the vesting date exceeds the base price of the SAR award.  The base price of each SAR award is $34.78 per share.  The SARs vest on the first anniversary of the date of grant, subject to continued employment with the Company through such date.

The SARs granted to Dr. Brown, Ms. Mahon and Dr. Hack were intended to further incentivize these executive officers to remain employed by and committed to the success of the Company.  Each of these executive officers has been employed by the Company for over 10 years and is essential to the Company’s business in his or her areas of expertise.

Supplemental Retirement Benefits

On March 18, 2010, our Compensation Committee and our Board of Directors approved and adopted the Universal Display Corporation Supplemental Executive Retirement Plan (the “SERP”).  The SERP is a nonqualified deferred compensation plan under the Internal Revenue Code of 1986, as amended (the “IRC”), and is unfunded.  Participants include management or highly compensated employees of the Company who are selected by the Compensation Committee to receive benefits under the SERP.  Mr. Abramson, Mr. Rosenblatt, Dr. Brown, Ms. Mahon and Dr. Hack have all been designated as participants in the SERP.  The SERP became effective on April 1, 2010.

As discussed previously, the Compensation Committee engaged Hay Group to provide a report outlining various design alternatives for the SERP, the prevalence of similar benefits offered by other companies of various sizes, based on a survey by Hay Group that received over 800 responses, projected cost estimates for implementation of the SERP, and a summary of other design and accounting considerations for the SERP.  The Committee considered Hay Group’s recommendations in structuring and adopting the SERP.

The SERP was adopted to incentivize our executive officers to remain with the Company through retirement age.  Under the SERP, if a participant resigns or is terminated without cause at or after age 65 and with at least 20 years of service, he or she will be eligible to receive a SERP benefit.  The benefit is based on a percentage of the participant’s annual base salary for the life of the participant.  This percentage is 50%, 25% or 15%, depending on the participant’s benefit class.  If a participant resigns at or after age 65 and with at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit.  If a participant is terminated without cause or on account of a disability after at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit regardless of age.  The prorated benefit in either case will be based on the participant’s number of years of service (up to 20), divided by 20. In the event a participant is terminated for cause, his or her SERP benefit and any future benefit payments are subject to immediate forfeiture.

In the event of a change in control of the Company, each participant in the SERP will become immediately vested in his or her benefit thereunder.  Unless the participant’s benefit has already fully vested, if the participant has less than 20 years of service at the time of the change in control, he or she will receive a prorated benefit based on his or her number of years of service (up to 20), divided by 20.  If the change in control qualifies as a “change in control event” for purposes of Section 409A of the IRC, then each participant (including former employees who are entitled to SERP benefits) will receive a lump sum cash payment equal to the present value of the benefit immediately upon the change in control.

Mr. Abramson, Mr. Rosenblatt, Dr. Brown, Ms. Mahon and Dr. Hack are designated participants in the 50% benefit class.  Their ages and respective years of service as of the Record Date are set forth in the table below:

Name	Age	Years of Service
Steven Abramson	59	14
Sidney Rosenblatt	63	14
Julia Brown, Ph.D.	50	12
Janice Mahon	53	14
Michael Hack, Ph.D.	54	11

As individuals with special expertise and institutional knowledge that the Company considers to be highly valuable to the Company’s continued success, Mr. Abramson and Mr. Rosenblatt are designated as special participants under the SERP.  If either of them resigns or is terminated without cause after 20 years of service, or at or after age 65 and with at least 15 years of service, he will be eligible to receive a SERP benefit.  If either of them is terminated without cause or on account of a disability, he will be eligible to receive a prorated SERP benefit regardless of age.  The prorated benefit will be based on his number of years of service (up to 20), divided by 20.

The SERP benefit for each of Mr. Abramson and Mr. Rosenblatt is based on 50% of his annual base salary for his life and the life of his surviving spouse, if any.  Payments are based on a present value calculation of the benefit amount for the actuarial remaining life expectancies of him and his surviving spouse, if any.  If either of them dies before reaching age 65, the benefit is not forfeited if his surviving spouse, if any, lives until he would have reached age 65.  If his spouse also dies before he would have reached age 65, the benefit is forfeited.

Except as described above, Mr. Abramson and Mr. Rosenblatt are subject to the same treatment as other participants in the SERP.

Special cash and non-cash awards

From time to time, we issue special cash and non-cash awards to our employees, including our executive officers.  For example, we have historically awarded a small amount of equity compensation to our employees in connection with the filing and issuance of new patents on which they are named inventors.  From time to time, we have also issued cash awards to our employees in connection with their having achieved special recognition in their field or in the industry.  We believe that these awards are a small but important component of compensation intended to recognize our employees for special individual accomplishments that are likely to benefit us and our business.

Our executive management recommended, and our Compensation Committee approved, special non-cash awards of $4,500 to Dr. Brown and $3,500 to Dr. Hack during 2010.  These awards, granted in the form of unrestricted shares of our common stock, were granted in recognition of the filing of patent applications and the issuance of patents on which Dr. Brown or Dr. Hack was a named inventor.  The actual number of shares was determined based on the closing price of the common stock on the NASDAQ Global Market on the date of grant, with the remaining amount after the issuance of a whole number of shares being paid to Dr. Brown or Dr. Hack in cash.  As with other equity awards, some of the shares were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of Dr. Brown and Dr. Hack.

These share awards to Dr. Brown and Dr. Hack were granted consistent with our historical practice of awarding equity compensation based on the filing and issuance of U.S. patents on which our employees are named inventors.  We did not issue any other special cash or non-cash awards to our executive officers in 2010.

Perquisites and other benefits

We provide benefits to all of our employees, including our executive officers.  These include paid time off, paid sick time, Company-sponsored life, short-term and long-term disability insurance, individual and family medical and dental insurance, 401(k) plan matching contributions, and other similar benefits.  We believe that these benefits are an important factor in helping us maintain good relations with our employees and in creating a positive work environment.

For some of these employee benefits, the actual amount provided depends on the employee’s salary, such that our higher-salaried employees, including our executive officers, receive total benefits that are greater than those of other employees. For example, matching contributions under our 401(k) plan were the maximum permissible amount of $7,350 for all but one of our executive officers in 2010.

We also made life and disability insurance premium payments on behalf of our executive officers in 2010.  Again, the actual amount of these payments depends in part on the employee’s age and salary, such that payments made on behalf of our older or higher-salaried employees, which includes our executive officers, will be greater than those made on behalf of other employees.  These life insurance premium payments were also higher for our executive officers because they are entitled to a benefit equal to two times their annual base salary, as compared to our other employees who are entitled to a benefit equal to their annual base salary.  In addition, we made premium payments for supplemental disability insurance coverage for Mr. Abramson and Mr. Rosenblatt.  However, the dollar value of all of these payments was relatively small compared to the total compensation paid to our executive officers for the year, and in any event we consider these type of benefits to be standard components of executive compensation at most companies.

In 2010, we provided an automobile allowance of $500 per month to each of Mr. Abramson and Mr. Rosenblatt.  In addition, we reimbursed Mr. Abramson and Mr. Rosenblatt for reasonable expenses associated with the automobiles they used to commute to our offices in Ewing, New Jersey, such as expenses for automobile repairs and insurance.  Both of these individuals live a considerable distance from our offices in Ewing, New Jersey, such that we believe it is appropriate to partially compensate them for their work-related automobile usage.  Again, we do not consider this additional benefit to be a substantial component of executive compensation.

Our executive officers have been receiving the benefits described above for the past several years.  Our Compensation Committee approved continuation of these benefits for our executive officers at a meeting held on June 24, 2010.  This approval occurred in conjunction with the Committee’s approval of annual base salary increases for certain of our executive officers.

Stock Ownership Guidelines

We do not have any stock ownership guidelines for our executive officers.  However, all of our executive officers are major shareholders in the Company, and all have substantial holdings of outstanding stock and vested stock options or stock purchase warrants.  The special retention awards granted to Mr. Abramson, Mr. Rosenblatt, Dr. Brown, Ms. Mahon and Dr. Hack are required to be retained by them for five years after vesting.  We believe that the current holdings of our executive officers and the restrictions imposed on these special retention awards are sufficient to ensure that our executive officers remain committed to our Company and its business.

Recovery of Bonuses

We do not have any formal policy respecting the recovery of bonuses or other amounts from our executive officers due to the restatement or adjustment of any performance measures on which they were based.  Since bonus and other equity compensation awards to our executive officers have not been based on any specific or measurable performance objectives, we do not believe that such a policy is appropriate at this time.

Change in Control Payments

In April 2003, we entered into change in control agreements with our executive officers.  These agreements were amended and restated in November 2008 in order to bring them into compliance with the strict timing and documentary requirements of Section 409A of the IRC and the regulations issued thereunder.  The change in control agreement with Dr. Hack was further amended and restated in January 2010 to enable him to receive change in control benefits commensurate with those offered to our other executive officers.  Both the original agreements and the amended and restated agreements were approved by our Board of Directors.

The change in control agreements provide for certain cash payments and other benefits to our executive officers in the event that their employment is terminated, or their responsibilities are substantially reduced, in connection with a change in control of the Company.  We believe that these agreements help to reinforce and encourage the continued attention and dedication of our executive officers to the Company in the event they are asked to help facilitate a change in control.

Under the change in control agreements, our executive officers would receive benefits equal to two times their base salaries and annual bonuses, plus ancillary benefits relating to life and disability insurance, medical and dental coverage and employment outplacement services.  The change in control agreements utilize a “double-trigger” mechanism because we believe that our executive officers should only receive these benefits if they suffer a reduction in employment status associated with a change in control.  The agreements also include “gross-up” provisions that would compensate our executive officers for any taxes they might owe in connection with receipt of these benefits.

We believe that the terms of the change in control agreements for our executive officers are reasonable and appropriate for a small company with new and exciting technologies such as ours.  More detailed information about these agreements and the specific benefits and compensation payable to our executive officers in connection with a change in control are set forth elsewhere in this proxy statement.

In addition, in the event of a change in control of the Company, each SERP participant will become immediately vested in his or her SERP benefit.  Unless the participant’s benefit has already fully vested, if the participant has less than 20 years of service at the time of the change in control, he or she will receive a prorated benefit based on his or her number of years of service (up to 20), divided by 20.  If the change in control qualifies as a “change in control event” for purposes of Section 409A of the IRC, then each participant (including former employees who are entitled to SERP benefits) will receive a lump sum cash payment equal to the present value of the benefit immediately upon the change in control.

Tax Consequences of Our Compensation Program

Internal Revenue Code §162(m)

In determining the total compensation payable to our executive officers, we considered the potential impact of Section 162(m) of the IRC.  Section 162(m) disallows any publicly-held corporation from taking a tax deduction for compensation in excess of $1 million paid to its executive officers in any taxable year, unless that compensation is performance-based.  Our policy is that executive compensation qualify for deductibility under applicable tax laws to the extent consistent with our overall compensation objectives.  We believe that, in certain circumstances, factors other than tax deductibility take precedence in determining the amount and form of compensation, and we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Internal Revenue Code §409A

Section 409A of the IRC provides that nonqualified deferred compensation benefits are includible in an employee’s income when vested, unless certain requirements are met.  If these requirements are not met, employees are also subject to an additional income tax and interest.  Our compensation plans and arrangements are drafted to meet any applicable requirements of Section 409A.  Change in control agreements with our executive officers were amended in November 2008 to ensure compliance with these requirements.  The SERP, as adopted, is intended to comply with the requirements of Section 409A.  As a result, all of our executive officers will be taxed when any deferred compensation is actually paid to them, and we will be entitled to a tax deduction at that time.

Internal Revenue Code §280G

Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments.”  Additionally, Section 4999 of the IRC imposes a 20% excise tax on any person who receives excess parachute payments.  Presently, all of our executive officers are entitled to payments upon the termination of their employment following a change in control of the Company, some of which may qualify as “excess parachute payments.”  Accordingly, our tax deduction for any such excess parachute payments would be disallowed under Section 280G of the IRC.  Moreover, we are required to make additional payments to these individuals to cover any excise taxes imposed on them by reason of the payments they receive in connection with a change in control.  As previously indicated, we believe that this tax “gross-up” obligation is reasonable and appropriate given our current size and status.

Summary Compensation Table

The following table provides information on the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other three highest-paid executive officers for services in all capacities to the Company and its subsidiaries for 2010, 2009 and 2008.  This group is referred to in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Steven V. Abramson………….. President and Chief Executive Officer	2010	524,212	3,797,492	(1)	2,011,254	(2)	29,799	(3)	6,362,757
	2009	506,552	649,987	(4)	–––		31,210	(5)	1,187,749
	2008	489,149	649,970	(6)	–––		25,303	(7)	1,164,422
Sidney D. Rosenblatt………….. Executive Vice President and Chief Financial Officer	2010	524,212	3,797,492	(1)	3,319,980	(2)	35,283	(8)	7,676,967
	2009	506,552	649,987	(4)	–––		37,081	(9)	1,193,620
	2008	489,149	649,970	(6)	–––		34,166	(10)	1,173,285
Julia J. Brown, Ph.D………….. Senior Vice President and Chief Technology Officer	2010	368,541	411,415	(1)(11)	917,461	(2)	9,778	(12)	1,707,194
	2009	356,125	450,488	(4)(13)	–––		9,796	(14)	816,409
	2008	326,553	426,972	(6)(15)	–––		9,023	(16)	762,548
Janice K. Mahon…………........ Vice President of Technology Commercialization and General Manager of Material Supply Business	2010	258,061	139,489	(1)	774,465	(2)	9,675	(17)	1,181,690
	2009	249,367	147,995	(4)	–––		9,720	(18)	407,081
	2008	243,032	139,989	(6)	–––		9,106	(19)	392,127
Michael G. Hack, Ph.D.……..... Vice President of Strategic Product Development and General Manager of OLED Lighting and Custom Displays Business	2010	241,343	142,943	(1)(20)	739,053	(2)	9,950	(21)	1,133,289
	2009	230,738	147,995	(4)	–––		8,748	(22)	387,481
	2008	–––	–––		–––		–––		–––

_______________

(1)
This amount is based on the aggregate grant date fair value of all stock awards to the Named Executive Officer in 2010.  The amount includes both restricted and unrestricted shares of common stock granted to the Named Executive Officer on January 6, 2010.  In the case of Mr. Abramson and Mr. Rosenblatt, the amount also includes restricted shares of common stock granted to them on March 18, 2010.  With respect to the unrestricted awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards.”

(2)	Based on the actuarial present value of the accumulated benefit to the Named Executive Officer under the Supplemental Executive Retirement Plan as of the date of adoption of the Plan (March 18, 2010).

(3)	Based on (a) auto expense reimbursements and allowance of $8,646; (b) life and disability insurance premium payments of $13,803; and (c) 401(k) plan contributions of $7,350.

(4)
This amount is based on the aggregate grant date fair value of all stock awards to the Named Executive Officer in 2009.  The amount includes both restricted and unrestricted shares of common stock granted to the Named Executive Officer on January 6, 2009.  With respect to the unrestricted awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards.”

(5)	Based on (a) auto expense reimbursements and allowance of $10,228; (b) life and disability insurance premium payments of $13,632; and (c) 401(k) plan contributions of $7,350.

(6)
This amount is based on the aggregate grant date fair value of all stock awards to the Named Executive Officer in 2008.  The amount includes both restricted and unrestricted shares of common stock granted to the Named Executive Officer on January 9, 2008.  With respect to the unrestricted awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards.”

(7)	Based on (a) auto expense reimbursements and allowance of $7,045; (b) life and disability insurance premium payments of $11,358; and (c) 401(k) plan contributions of $6,900.

(8)	Based on (a) auto expense reimbursements and allowance of $8,469; (b) life and disability insurance premium payments of $19,464; and (c) 401(k) plan contributions of $7,350.

(9)	Based on (a) auto expense reimbursements and allowance of $10,610; (b) life and disability insurance premium payments of $19,121; and (c) 401(k) plan contributions of $7,350.

(10)	Based on (a) auto expense reimbursements and allowance of $7,559; (b) life and disability insurance premium payments of $19,707; and (c) 401(k) plan contributions of $6,900.

(11)
Also based on (a) the grant date fair value of 178 shares of common stock granted to Dr. Brown in 2010 as a bonus for the filing of patent applications and the issuance of patents that were assigned to the Company; and (b) 72 shares of common stock withheld for the payment of associated payroll taxes.

(12)	Based on (a) life and disability insurance premium payments of $2,428; and (b) 401(k) plan contributions of $7,350.

(13)
Also based on (a) the grant date fair value of 35 shares of common stock granted to Dr. Brown in 2009 as a bonus for the filing of a patent application that was assigned to the Company; and (b) 14 shares of common stock withheld for the payment of associated payroll taxes.

(14)	Based on (a) life and disability insurance premium payments of $2,446; and (b) 401(k) plan contributions of $7,350.

(15)
Also based on (a) the grant date fair value of 127 shares of common stock granted to Dr. Brown in 2008 as a bonus for the filing of patent applications that were assigned to the Company; and (b) 51 shares of common stock withheld for the payment of associated payroll taxes.

(16)	Based on (a) life and disability insurance premium payments of $2,123; and (b) 401(k) plan contributions of $6,900.

(17)	Based on (a) life and disability insurance premium payments of $2,325; and (b) 401(k) plan contributions of $7,350.

(18)	Based on (a) life and disability insurance premium payments of $2,370; and (b) 401(k) plan contributions of $7,350.

(19)	Based on (a) life and disability insurance premium payments of $2,206; and (b) 401(k) plan contributions of $6,900.

(20)
Also based on (a) the grant date fair value of 128 shares of common stock granted to Dr. Hack in 2010 as a bonus for the filing of patent applications and the issuance of patents that were assigned to the Company; and (b) 62 shares of common stock withheld for the payment of associated payroll taxes.

(21)	Based on (a) life and disability insurance premium payments of $2,888; and (b) 401(k) plan contributions of $7,062.

(22)	Based on (a) life and disability insurance premium payments of $1,826; and (b) 401(k) plan contributions of $6,922.

Compensation to each of the Named Executive Officers in 2010, 2009 and 2008 consisted of the following:

•	Base salary, paid in cash;

•	Discretionary awards of unrestricted common stock granted as performance bonuses on January 6, 2010, January 6, 2009, and January 9, 2008;

•	Discretionary awards of restricted common stock granted as long-term incentive equity compensation on January 6, 2010, January 6, 2009 and January 9, 2008;

•	Special equity retention awards of restricted common stock granted as long-term incentive equity compensation to Mr. Abramson and Mr. Rosenblatt on March 18, 2010;

•	Supplemental Executive Retirement Plan benefits granted effective as of April 1, 2010;

•
In the case of Dr. Brown and Dr. Hack, unrestricted stock awards granted as bonuses for the filing of patent applications and the issuance of patents on which they are named inventors, and with respect to which the Company is the assignee; and

•	Perquisites in the form of auto expense allowances and reimbursements, life and disability insurance premium payments, and 401(k) plan matching contributions.

Grants of Plan-Based Awards Table

The following table summarizes each grant of an award made to Named Executive Officers in 2010.  These awards were made on a retrospective basis as discussed above under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards,” and are not associated with any pre-established targets for minimum, threshold or maximum awards.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Steven V. Abramson……	1/6/2010	43,401	(1)	–––	–––	614,992
	3/18/2010	250,000	(2)	–––	–––	3,182,500
Sidney D. Rosenblatt……	1/6/2010	43,401	(3)	–––	–––	614,992
	3/18/2010	250,000	(2)	–––	–––	3,182,500
Julia J. Brown, Ph.D…….	1/6/2010	28,722	(4)	–––	–––	406,991
	3/18/2010	39	(5)	–––	–––	496
	4/6/2010	80	(6)	–––	–––	990
	6/24/2010	56	(7)	–––	–––	984
	10/7/2010	58	(8)	–––	–––	1,455
	12/16/2010	17	(9)	–––	–––	499
Janice K. Mahon…..........	1/6/2010	9,844	(10)	–––	–––	139,489
Michael G. Hack, Ph.D…	1/6/2010	9,844	(11)	–––	–––	139,489
	3/18/2010	78	(12)	–––	–––	993
	6/24/2010	56	(13)	–––	–––	984
	10/7/2010	39	(14)	–––	–––	978
	12/16/2010	17	(15)	–––	–––	499

_______________

(1)
Consists of (a) an award of 22,230 immediately vesting shares of common stock, with a certificate for 13,055 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 21,171 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(2)
Consists of shares granted as a special equity retention award, which shares vest in equal increments over the first five anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(3)
Consists of (a) an award of 22,230 immediately vesting shares of common stock, with a certificate for 13,056 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 21,171 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(4)
Consists of (a) an award of 14,608 immediately vesting shares of common stock, with a certificate for 9,878 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 14,114 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(5)
Consists of an award of 39 immediately vesting shares of common stock, with a certificate for 28 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(6)
Consists of an award of 80 immediately vesting shares of common stock, with a certificate for 57 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(7)
Consists of an award of 56 immediately vesting shares of common stock, with a certificate for 40 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(8)
Consists of an award of 58 immediately vesting shares of common stock, with a certificate for 42 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(9)
Consists of an award of 17 immediately vesting shares of common stock, with a certificate for 11 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(10)
Consists of (a) an award of 5,398 immediately vesting shares of common stock, with a certificate for 3,108 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 4,446 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(11)
Consists of (a) an award of 5,398 immediately vesting shares of common stock, with a certificate for 3,109 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 4,446 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(12)
Consists of an award of 78 immediately vesting shares of common stock, with a certificate for 52 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(13)
Consists of an award of 56 immediately vesting shares of common stock, with a certificate for 38 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(14)
Consists of an award of 39 immediately vesting shares of common stock, with a certificate for 26 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(15)
Consists of an award of 17 immediately vesting shares of common stock, with a certificate for 12 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

Grants of plan-based awards to each of the Named Executive Officers in 2010 consisted of the following:

•	Discretionary awards of unrestricted common stock granted as performance bonuses for 2009;

•	Discretionary awards of restricted common stock granted as long-term incentive equity compensation, with the award vesting in equal increments over the first three anniversaries of the grant date;

•
Special equity retention awards of restricted common stock granted as long-term incentive equity compensation to Mr. Abramson and Mr. Rosenblatt, with the awards vesting in equal increments over the first five anniversaries of the grant date; and

•
In the case of Dr. Brown and Dr. Hack, unrestricted stock awards granted as bonuses for the filing of patent applications and the issuance of patents on which they are named inventors, and with respect to which the Company is the assignee.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards to the Named Executive Officers as of December 31, 2010.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)(1)
Steven V. Abramson……...	22,200	(2)	8.56	12/17/2011
	18,400		5.45	9/23/2012
	40,000	(2)	16.94	1/20/2014
	50,000	(3)	8.14	1/18/2015
	50,000	(3)	10.51	12/30/2015
					296,386	(4)	9,084,231	(4)

Sidney D. Rosenblatt……..	15,000		10.3125	3/30/2011
	40,000		8.56	12/17/2011
	40,000		5.45	9/23/2012
	40,000		16.94	1/20/2014
	50,000		8.14	1/18/2015
	50,000		10.51	12/30/2015
					296,386		9,084,231

Julia J. Brown, Ph.D……...	250		9.10	4/15/2012
	10,000		5.45	9/23/2012
	250		9.94	11/18/2012
	250		9.60	6/16/2013
	30,000		16.94	1/20/2014
	500		13.28	4/20/2014
	250		10.07	11/23/2014
	40,250		8.14	1/18/2015
	500		9.43	6/7/2015
	40,000		10.51	12/30/2015
	250		11.89	1/17/2016
	250		14.16	1/15/2017
					32,242		988,217

Janice K. Mahon……...…..	17,500		8.56	12/17/2011
	17,500		5.45	9/23/2012
	10,000		13.92	12/23/2013
	15,000		8.14	1/18/2015
	20,000		10.51	12/30/2015
					9,686		296,876

Michael G. Hack, Ph.D…...	500		9.94	11/18/2012
	250		9.60	6/16/2013
	500		9.21	9/15/2013
	5,000		13.92	12/23/2013
	250		13.28	4/20/2014
	250		10.62	6/15/2014
	250		10.07	11/23/2014
	3,750		8.14	1/18/2015
	20,000		10.51	12/30/2015
	750		12.40	6/20/2016
					9,686		296,876

(1)	Based on the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2010.

(2)	Mr. Abramson has a pecuniary interest in only 18,400 of these stock options.

(3)	Mr. Abramson has a pecuniary interest in only 23,000 of these stock options.

(4)	Mr. Abramson has a pecuniary interest in all but 8,280 of these shares, the market value of those shares being $253,782 on December 31, 2010.

Option Exercises and Stock Vested Table

The following table summarizes the exercises of stock options, SARs and other similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments, for the Named Executive Officers during 2010.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)
Steven V. Abramson……….	16,100	222,059	22,177	(3)	315,109	(3)
Sidney D. Rosenblatt……….	20,000	322,725	22,177		315,109
Julia J. Brown, Ph.D………..	80,750	1,117,266	15,444		219,415
Janice K. Mahon…………...	11,250	176,428	4,533		64,405
Michael G. Hack, Ph.D…….	26,750	306,431	4,533		64,405

_______________

(1)	Based on the difference between the closing price of our common stock on the NASDAQ Global Market on the date of exercise and the exercise price of the stock options or warrants exercised.

(2)	Based on the closing price of our common stock on the NASDAQ Global Market on the date of vesting.

(3)	Mr. Abramson has a pecuniary interest in only 12,868 of these shares, the value of those shares on vesting being $182,754.

Potential Payments Upon Termination or Change in Control

In April 2003, the Company entered into Change in Control Agreements with the Named Executive Officers (the “Original CIC Agreements”).  These agreements provided for certain cash payments and other benefits to the Named Executive Officers in the event of an effective termination of these individuals’ employment in connection with a “Change in Control” of the Company.

In November 2008, the Original CIC Agreements were amended and restated to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.  At the same time, the Original CIC Agreement with Ms. Mahon was amended to ensure that she would be treated the same as our other Named Executive Officers in the event of a termination of her employment for a Change in Control.  The amended CIC Agreement with Dr. Hack was amended a second time in January 2010 to ensure that he would also be treated the same as our other Named Executive Officers in the event of such a termination.

Under the Amended and Restated CIC Agreements with Mr. Abramson, Mr. Rosenblatt, Dr. Brown and Ms. Mahon, and the Second Amended and Restated CIC Agreement with Dr. Hack (collectively, “Amended CIC Agreements”), the benefits to which our Named Executive Officers would be entitled in the event of a termination of employment for a Change in Control include the following:

•
a lump-sum payment equal to two times the sum of the average annual base salary and the annual bonus to the individual, including any authorized deferrals, salary reduction amounts and any car allowance, and including the fair market dollar value equivalent of any bonus amounts paid in the form of stock options, stock appreciation rights, warrants, stock awards or performance units;

•
a lump-sum payment equal to the estimated after-tax premium cost to the individual of continuing any Company-sponsored life, travel or accident insurance and disability insurance coverage for the individual (and where applicable, his or her spouse and dependents), based on coverage levels in effect immediately prior to the termination date (less any contributions that would have been required by the individual), for two years;

•
a lump-sum payment equal to the Company-provided contributions to which the individual would be entitled under the Company’s 401(k) savings and retirement plans, assuming the individual continued working for the Company for two years at his or her annual base salary;

•
effective immediately preceding the Change in Control (but contingent upon the consummation of the Change in Control), full vesting of all outstanding, unvested equity awards held by the individual immediately preceding the Change in Control that have not yet become vested (and exercisable to the extent applicable), except that awards which vest based on the attainment of performance criteria would not automatically vest but would instead be governed by the terms of the plan or agreement evidencing the award;

•
continued group hospitalization, health and dental care coverage, at the level in effect as of the termination date (or generally comparable coverage) for the individual and, where applicable, the individual’s spouse and dependents, for two years assuming the individual continued working for the Company;

•	a lump-sum payment equal to $10,000 for outplacement assistance services for two years; and

•	an additional payment to cover any excise tax imposed on the individual by reason of the individual receiving the payments and benefits specified above.

For each of the Named Executive Officers, the estimated payments and benefits that would be provided by the Company under the Amended CIC Agreements are set forth in the following table, based on the assumption that a triggering event took place on December 31, 2010.

Estimated Payments and Benefits on Termination in Connection With a Change-in-Control
Name	Lump Sum Payment of Two Times Annual Base Salary(1) ($)	Lump Sum Payment of Two Times Annual Bonus(2) ($)	Lump Sum Payment for Accrued and Unused Paid Time Off and Sick Time ($)	Lump Sum Payment of Estimated After-Tax Cost to Continue Life, Travel and Disability Insurance for Two Years ($)	Lump Sum Payment of Estimated Contribu-tions Under 401(k) Savings and Retirement Plans for Two Years($)	Estimated Value of Ongoing Payments to Continue Group Hospitaliza-tion, Health and Dental Coverage for Two Years ($)	Estimated Value of Unvested Stock Options and Stock Awards Subject to Accelerated Vesting(3) ($)	Payment for Outplace-ment Assistance Services ($)	Value of Tax Reimburse-ment Payments on Account of Excise or Other Taxes ($)	Total Payments and Benefits ($)
Steven V. Abramson	1,079,586	1,299,975	105,804	27,243	14,700	20,942	8,830,449	10,000	4,381,730	15,770,429
Sidney D. Rosenblatt	1,079,586	1,299,975	80,603	38,565	14,700	33,467	9,084,231	10,000	4,589,094	16,230,221
Julia J. Brown, Ph.D.	749,858	899,992	74,259	4,595	14,700	25,720	988,217	10,000	959,543	3,726,884
Janice K. Mahon	516,726	295,990	60,661	4,311	14,700	25,720	296,876	10,000	376,903	1,601,887
Michael G. Hack, Ph.D.	515,952	295,990	17,764	5,588	14,700	33,467	296,876	10,000	–––	1,190,337

_______________

(1)
Under the Amended CIC Agreements, this is to be based on the highest monthly base salary paid or payable to the employee during the twenty-four (24) months prior to December 31, 2010, including any amounts earned but deferred.  It is also to include any annual car allowance.  For purposes of this calculation, the employee’s bi-weekly salary as of the payment period ended on December 18, 2010 was utilized.  Also, an annual car allowance of $6,000 is included for each of Mr. Abramson and Mr. Rosenblatt.

(2)
Under the Amended CIC Agreements, this is to be based on the highest annual bonus to the employee for the last three full fiscal years prior to December 31, 2010, and is to include the fair market dollar value equivalent of any stock, restricted stock or stock options issued as bonus consideration, determined as of the date of issuance and without regard to any restrictions or vesting conditions.  The employee’s annual bonus for 2008, granted on January 6, 2009, was utilized for purposes of this calculation.

(3)	Assumes all unvested or restricted stock options and stock awards automatically vest on a Change of Control. Does not include restricted stock bonuses awarded on January 6, 2011.

In consideration of receiving these payments and benefits, each Named Executive Officer has agreed not to compete with the Company for six months following his or her termination in connection with a Change in Control.  Each Named Executive Officer has further agreed that, for two years following his or her termination he or she will not knowingly (i) solicit or recruit any of the Company’s employees to compete with the Company, or (ii) divert or unreasonably interfere with the Company’s business relationships with any of its suppliers, customers, partners or joint venturers with whom the individual had any involvement.  In addition, each Named Executive Officer is required to execute a general release of all employment-related claims he or she may have against the Company in order to receive the payments and benefits specified under the Amended CIC Agreements.

As used in the Amended CIC Agreements, a Change in Control of the Company would occur if:

•
any person first becomes the beneficial owner of securities of the Company (not including securities previously owned by such persons or any securities acquired directly from the Company) representing 30% or more of the then-outstanding voting securities of the Company;

•	the individuals who constitute our Board of Directors at the beginning of any 24-month period cease, for any reason other than death, to constitute at least a majority of our Board of Directors;

•
the Company consummates a merger or consolidation with any other corporation, except where the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting securities of the Company (or the surviving entity of the merger or consolidation or its parent), or where no person first becomes the beneficial owner of securities of the Company representing 30% or more of the then-outstanding voting securities of the Company;

•
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement is consummated for the sale or disposition by the Company of all or substantially all of its assets, excluding a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to the sale; or

•
any person consummates a tender offer or exchange for voting stock of the Company and, directly or indirectly, becomes (in one or more transactions) the “beneficial owner” of securities of the Company representing a majority of the voting securities of the Company.

As used in the Amended CIC Agreements, a termination of a Named Executive Officer in connection with a Change in Control of the Company would include a termination of the individual’s employment:

•	by the Company at the time of or within two years after a change in Control, other than for the individual’s death or incapacity for a period of 12 consecutive months, or for cause;

•
by the individual within two years after a Change in Control for (i) the Company’s breach of the Amended CIC Agreement or any other material obligation of the Company to the individual, (ii) any significant reduction by the Company of the individual’s authority, duties or responsibilities, (iii) any demotion or removal of the individual from his or her employment grade, compensation level or officer positions, or (iv) a relocation by more than 50 miles of the offices of the Company at which the individual principally works; and

•
by either the Company or the individual during the one year period immediately preceding a Change in Control, unless the Company establishes by clear and convincing evidence that the termination was for good faith business reasons not related to the change in control.

Compensation of Directors

The following table provides information on the compensation of members of our Board of Directors (who are not Named Executive Officers) in 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Leonard Becker……….	47,974	–––	–––	–––	47,974
Elizabeth H. Gemmill...	47,974	–––	–––	–––	47,974
C. Keith Hartley………	47,974	–––	–––	–––	47,974
Lawrence Lacerte……..	47,974	–––	–––	–––	47,974

_______________

(1)
The aggregate numbers of shares issuable to each independent director upon the exercise of options outstanding as of December 31, 2010 were as follows:  Mr. Becker – 0 shares; Ms. Gemmill – 120,000 shares; Mr. Hartley – 120,000 shares; and Mr. Lacerte – 0 shares.  There were no restricted stock awards to any of our independent directors outstanding as of December 31, 2010.

Compensation to each independent member of the Board of Directors in 2010 consisted of director fees, paid in cash.  In addition, we reimbursed members of our Board of Directors for their reasonable travel expenses to attend all Board and committee meetings in 2010.

Compensation to each independent Board member also includes annual share awards.  These awards have historically been approved in December prior to the year in which the shares are issued.  Annual share awards to our independent directors for 2010 were approved on December 17, 2009, and thus appeared in the Compensation of Directors table of our proxy statement for the 2010 Annual Meeting of Shareholders.  Annual share awards to our independent directors for 2011 were not approved until March 10, 2011, and thus do not appear in the table above.  These awards (5,000 shares per director, with an aggregate grant date fair value of $197,000) will appear in the Compensation of Directors table of our proxy statement for the 2012 Annual Meeting of Shareholders.

Committee chairpersons did not receive any additional fees or other compensation for service in this capacity for 2010.  For 2011, our Compensation Committee and Board of Directors approved additional fees of $5,000 in cash to each committee chairperson.  Accordingly, as Chairperson of the Audit Committee and the Compensation Committee, Ms. Gemmill will receive an additional cash payment of $10,000 for her service in this capacity.

PROPOSAL 2
AMENDMENT OF THE COMPANY’S EQUITY COMPENSATION PLAN

Our Board of Directors approved an amendment to our Equity Compensation Plan (the “Plan”) on April 5, 2011, subject to approval by our shareholders.  This amendment would increase from 7,000,000 to 8,000,000 the number of shares of common stock authorized for issuance under the Plan.  No other amendments to the Plan are proposed.

Our Board of Directors has determined that this amendment is in the best interest of the Company.  Our Board of Directors believes that we must continue to offer a competitive equity compensation program if we are to continue to successfully attract and retain the most qualified candidates as employees, directors and consultants.  Our Board of Directors expects that the Plan, as amended, will allow us to continue recruiting and maintaining the high-caliber personnel essential to our success.  The opportunity to acquire an equity interest in the Company motivates our personnel to work hard to enhance our growth and profitability, thereby aligning the economic interests of these individuals with those of other shareholders.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 2.

Description of the Plan as Amended

The material features of the Plan, as amended, are summarized below.  This summary is qualified in its entirety by the actual text of the Plan.  A copy of the amended Plan is being filed with the SEC as an appendix to this proxy statement and can be obtained from us upon request.

General

The Plan became effective on September 1, 1995.  At that time, the Plan provided only for grants of stock options and was called the Universal Display Corporation Stock Option Plan.  The Plan was amended in April 2003 to allow for grants of stock awards, stock appreciation rights and performance units.  To reflect this change, the Plan was renamed the Universal Display Corporation Equity Compensation Plan.

Administration

Our Board of Directors has appointed our Compensation Committee (the “Committee”) to administer and interpret the Plan.  The Committee has the sole authority to:

•	determine the individuals to whom grants will be made;

•	determine the type, size and terms of the grants;

•
determine when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting, the acceleration of vesting, and the lapse of restrictions;

•	amend the terms of any previously issued grants;

•	select a valuation expert, if any; and

•	deal with any other matters arising under the Plan.

However, our Board of Directors retains the ability to ratify or approve any grants as it deems appropriate, and our Board of Directors approves and administers all grants made to non-employee directors.

Eligibility for Participation

All employees, all non-employee directors, and all consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, are eligible to participate in the Plan.

Shares Authorized Under the Plan

The Plan currently authorizes the issuance of up to 7,000,000 shares of our common stock.  Under the amended Plan, this amount would be increased by an additional 1,000,000 shares, to a total of 8,000,000 shares.  The shares may be authorized but unissued shares of our common stock or reacquired shares of our common stock, including shares we purchase for purposes of the Plan.  If any options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any grants of restricted stock or performance units are forfeited, the shares subject to such grants will again be available for issuance under the Plan.  The number of shares issuable under the Plan and the number of shares covered by outstanding grants are subject to adjustments under certain circumstances, including but not limited to (a) declaration of stock dividends, (b) recapitalization, stock splits, combination or exchange of such shares or (c) mergers, reorganization or consolidation of the Company.

Types of Awards

Stock options

The Committee may grant options intended to qualify as incentive stock options (“ISOs”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NQSOs”) that are not intended to qualify as such, or a combination of ISOs and NQSOs.  NQSOs may be granted to anyone eligible to participate in the Plan, but ISOs may be granted only to employees of the Company.  Furthermore, to the extent that the aggregate fair market value of the common stock on the date of the grant with respect to which ISOs are exercisable for the first time by an individual grantee during any calendar year exceeds $100,000, then such option as to the excess shall be treated as a NQSO.  The “fair market value” of our common stock will generally be the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant.

The terms of any option grant under the Plan are determined by the Committee and are set forth in a grant letter to the individual.  In particular, the Committee will determine and specify in the grant letter the period during which the options are exercisable, subject to the limitation that all options must be exercised within 10 years of the date of grant, and the exercise price per share of our common stock subject to the option, though generally the price will be equal to the fair market value of our common stock on the date of grant.  If, however, the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary, the exercise period cannot exceed five years and the exercise price cannot be less than 110% of the fair market value of our common stock on the date of grant.  In addition, the maximum aggregate number of shares of our common stock that may be granted as options or stock appreciation rights under the Plan to any individual during each calendar year is 400,000 shares, which amount is subject to adjustment under limited circumstances specified in the Plan.

The exercise price for any option granted under the Plan is payable by one or a combination of the following methods:

•	in cash;

•
with the approval of the Committee, by delivering shares of our common stock owned by the grantee (including shares acquired in connection with the exercise of the option) having a fair market value on the date of exercise equal to the option exercise price;

•
if, as directed by the Committee, the shares acquired may not be sold immediately following exercise of the option, with the proceeds of a promissory note payable by the grantee to the Company, but only in accordance with a Company loan program and only to the extent not precluded by the Sarbanes-Oxley Act of 2002 or other applicable law;

•	by payment through a broker in accordance with procedures permitted by applicable Federal Reserve Board regulations; or

•	by such other method as the Committee may approve.

In lieu of exercising an option, the Committee, in its sole discretion, may permit the grantee to transfer the option to the Company in exchange for a cash payment equal to the excess over the exercise price of the then-fair market value of the shares of our common stock subject to the option.

Stock awards

The Committee may grant shares of our common stock to individuals eligible to participate in the Plan under such restrictions and other conditions as the Committee determines are appropriate.  These restrictions and other conditions may lapse or be triggered over a period of time or according to such other criteria as are specified by the Committee.  In addition, the Committee may require that grantees pay consideration for the shares awarded to them.  Unless the Committee determines otherwise, during any restriction period, the grantee will have the right to vote the restricted shares and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

Stock appreciation rights

The Committee may grant SARs to individuals eligible to participate in the Plan under such vesting conditions and other restrictions as the Committee determines are appropriate.  SARs may be granted in tandem with, or separately from, any options granted under the Plan, except that SARs granted in tandem with ISOs may be granted only at the time of grant of the ISO.  The Committee establishes the base amount of each SAR, which generally will equal the per share exercise price of any related options or, if there are no related options, the fair market value of our common stock on the date of grant.  Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount.  Such amount will be paid in cash, in shares of our common stock or a combination of the two, as determined by the Committee.

Performance units

The Committee may grant performance units to individuals eligible to participate in the Plan.  Each performance unit provides the grantee with the right to receive an amount based on the value of the performance unit, which is determined by the Committee, if performance goals established by the Committee are met.  Performance units are based on the fair market value of our common stock or such other measurement base as the Committee deems appropriate.  The Committee determines the number of performance units that will be granted, the requirements applicable to these units, the period during which performance will be measured, the performance goals applicable to the performance units, and such other conditions as the Committee deems appropriate.  The applicable performance goals may relate to the financial performance of the Company or its operating units, the performance of our common stock, the grantee’s performance, or such other criteria as the Committee deems appropriate.  At the end of the performance period, the Committee determines the extent to which the performance goals and other conditions of the performance units have been met, the value of the performance units and the amount, if any, to be paid with respect to such performance units.  Payments with respect to performance units are made in cash, in shares of our common stock, or a combination of the two, as determined by the Committee.

Qualified-Performance Compensation

The Plan permits the Committee to determine that stock awards or performance units granted to an employee are “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.  To do this, the Committee would need to establish, in writing, the objective performance goals that must be met, the performance period during which these goals must be met, the threshold, target and maximum amounts that would be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code.  The performance goals would have to be established before the beginning of the performance period, or shortly thereafter, and would need to be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

If stock awards or performance units measured with respect to our common stock are granted, not more than 400,000 shares may be granted to any employee for each performance period.  If performance units measured with respect to cash are granted, the maximum amount that may be paid to any employee with respect to each performance period is $1 million.  The Committee would need to certify and announce the results for each performance period to all grantees immediately following announcement of the Company’s financial results for the period.  If and to the extent the Committee does not certify that the performance goals have been met, the grant of stock awards or performance units for the performance period would be forfeited or not made, as applicable.

Change in Control

In the event of any change in control of the Company where the Company (a) sells or exchanges all or substantially all of its assets, (b) is dissolved or liquidated, or (c) is a party to a merger or consolidation with another corporation in which the Company will not be the surviving entity, the Company will give each grantee of any outstanding options or SARs at least 10 days’ prior written notice of such event.  Each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise, in full, the outstanding options, or, if a cash out of such options would not result in materially adverse accounting consequences, to require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of our common stock exceeds the applicable exercise price.  In addition, in the event of a change in control as described above all restrictions on stock awards will lapse, all options and SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

In the event of any other change in control of the Company, the Committee may, in its sole discretion, elect to give each grantee of any outstanding options or SARs written notice of such event.  If such notice is given, each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise some or all of the outstanding options, or, if a cash out of such options would not result in materially adverse accounting consequences, to require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of our common stock exceeds the applicable exercise price.  In addition, in the event of such a change in control our Board of Directors may determine that all restrictions on stock awards will lapse, all SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

As used in the Plan, a Change in Control of the Company would include:

•
any transaction whereby any person (other than a shareholder of the Company at the time the Plan became effective) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of our common stock or the combined voting power of our then-outstanding securities;

•	any liquidation or dissolution of the Company, or any sale of all or substantially all of the Company’s assets;

•
any tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (other than through a public offering) whereby any person or group (other than an existing shareholder) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then-outstanding securities; and

•
any situation in which the individuals who constitute our Board of Directors at the beginning of any two-year period cease for any reason to constitute at least a majority of our Board of Directors, unless each of the new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Amendment and Termination of the Plan

The Board of Directors may amend or terminate the Plan at any time; provided, however, that any amendment increasing the aggregate number (or individual limit for any single grantee) of shares of our common stock that may be issued or transferred under the Plan (other than by reason of certain adjustments described above), or modifying the requirements as to eligibility for participation under the Plan, shall be subject to shareholder approval.  Unless terminated earlier by our Board of Directors, or extended by our Board of Directors with shareholder approval, the Plan will terminate on September 1, 2015.  A termination or amendment of the Plan that occurs after an award is granted may not materially impair the rights of the grantee unless the grantee consents or the change is required by applicable law.

Effect of Termination

If an employee of the Company who has been granted options or SARs ceases to be employed by the Company for any reason other than death, disability, retirement approved by the Company or termination for cause, any options or SARs that are otherwise exercisable by such person shall terminate unless exercised within three months of the date on which the person ceases to be an employee, but in any event no later than the date of expiration of the option or SAR exercise period, except as may be specified otherwise in the applicable grant letter or as the Committee may otherwise provide.  Any of the grantee’s options or SARs that are not otherwise exercisable as of the date on which the grantee ceases to be an employee shall terminate as of such date, except as our Board of Directors may otherwise provide.  If the person ceases to be an employee of the Company on account of his or her disability, this exercise period is extended to one year, but in any event no later than the date of expiration of the option or SAR exercise period.  If the person ceases to be an employee of the Company on account of his or her death, either while an employee of the Company or within 30 days of the date on which the person ceases to be an employee for any reason other than a termination for cause by the Company, this exercise period is extended to six months, but in any event no later than the date of expiration of the option or SAR exercise period.  Should a person cease being an employee of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be an employee, unless the Committee provides otherwise.

If any non-employee director or consultant of the Company who has been granted options or SARs ceases to be a non-employee director or consultant for any reason other than becoming an employee of the Company, or termination for cause, any options or SARs that are otherwise exercisable by such person shall not terminate until the date of expiration of the option exercise period specified in the applicable grant letter, except as the Committee may otherwise provide.  Any of the non-employee director’s or consultant’s options or SARs that are not otherwise exercisable as of the date the non-employee director or consultant ceases his or her relationship with the Company shall terminate as of such date, except as the Committee may otherwise provide.  Should a person cease being a non-employee director or consultant of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be a non-employee director or consultant, unless the Committee provides otherwise.

Transferability of Options

Only the grantee of an option or his or her authorized legal representative may exercise rights under the option.  Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act, and, in the case of options other than ISOs, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, or regulations issued thereunder.  When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise such rights.  A successor grantee must furnish proof satisfactory to the Company of his or her right to receive the option under the grantee’s will or under the applicable laws of descent and distribution

Notwithstanding the foregoing, the Committee may permit an employee to transfer rights under a NQSO to the employee’s spouse or a lineal descendant, or to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the employee receives no consideration for a family transfer and the grant letter relating to the options transferred continues to be subject to the same terms and conditions that were applicable to such options immediately prior to the family transfer.

Plan Grants and Benefits

As of the Record Date, options to purchase 1,505,003 shares of our common stock were outstanding and 644,368 shares remained available for issuance under the Plan.  Assuming approval of this proposal, 1,644,368 shares will be available for future grant under the Plan.  As of the Record Date, 24,000 cash-settled SARs and no performance units have been granted or remain outstanding under the Plan.  Future awards under the Plan are not determinable because specific awards will be made at the discretion of the Committee, depending upon a variety of factors.

The following table sets forth certain information with respect to grants of shares of our common stock and options to purchase shares of our common stock made to our Named Executive Officers, directors and other employees under the Plan for 2010:

Name and Position of Grantee	Value of Shares Granted under the Plan in 2010 ($)		Number of Options Granted under the Plan in 2010 (#)
Steven V. Abramson President and Chief Executive Officer	$3,797,492	(1)	–––
Sidney D. Rosenblatt Executive Vice President and Chief Financial Officer	$3,797,492	(2)	–––
Julia J. Brown, Ph.D. Senior Vice President and Chief Technology Officer	$411,415	(3)	–––
Janice K. Mahon Vice President of Technology Commercialization and General Manager of Material Supply Business	$139,489	(4)	–––
Michael G. Hack, Ph.D. Vice President of Strategic Product Development and General Manager of OLED Lighting and Custom Displays Business	$142,943	(5)	–––
All executive officers as a group (6 persons)	$8,668,814	(6)	–––
All directors who are not employees as a group (4 persons)	–––		–––
All employees who are not executive officers as a group	$809,506	(7)	–––

_______________

(1)
Based on (a) 13,055 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 9,175 shares of common stock withheld for payment of associated payroll taxes; (c) 21,171 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013; and (d) 250,000 shares of common stock that were granted as a special equity retention award on March 18, 2010, with 50,000 of such shares vesting on each of March 18, 2011, 2012, 2013, 2014 and 2015, the value of this stock being determined using the closing price of our common stock on the date of grant.

(2)
Based on (a) 13,056 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 9,174 shares of common stock withheld for payment of associated payroll taxes; (c) 21,171 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013; and (d) 250,000 shares of common stock that were granted as a special equity retention award on March 18, 2010, with 50,000 of such shares vesting on each of March 18, 2011, 2012, 2013, 2014 and 2015, the value of this stock being determined using the closing price of our common stock on the date of grant.

(3)
Based on (a) 9,878 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 178 shares of common stock granted as a bonus for the filing of patent applications and the issuance of patents that were assigned to the Company; (c) 4,802 shares of common stock withheld for payment of associated payroll taxes; and (d) 14,114 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013.

(4)
Based on (a) 3,108 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 2,290 shares of common stock withheld for payment of associated payroll taxes; and (c) 4,446 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013.

(5)
Based on (a) 3,109 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 128 shares of common stock granted as a bonus for the filing of patent applications and the issuance of patents that were assigned to the Company; (c) 2,351 shares of common stock withheld for payment of associated payroll taxes; and (d) 4,446 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013.

(6)
Also based on shares awarded to Sherwin I. Seligsohn as follows: (a) 8,526 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 4,176 shares of common stock withheld for payment of associated payroll taxes; and (c) 14,114 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013.

(7)
Grants to 77 different persons.  Based on (a) 14,868 shares of common stock granted as a 2009 performance bonus on January 6, 2010, the value of this stock being determined using the closing price of our common stock on the date of grant; (b) 1,283 shares of common stock granted as a bonus for the filing of patent applications and the issuance of patents that were assigned to the Company; (c) 10,058 shares of common stock withheld for payment of associated payroll taxes; (d) 23,107 shares of common stock that are subject to a vesting restriction, with one-third of the total share amount vesting on each of January 6, 2011, 2012 and 2013; and (e) 6,000 shares of common stock granted to newly-hired employees that are subject to vesting restrictions.

As listed on the NASDAQ Global Market, the last sale price of our common stock on the Record Date was $56.93 per share.

Summary of Federal Income Tax Consequences of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the Plan.  This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

The grant of an ISO or NQSO will create no immediate tax consequences for the participant or the Company.  A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time.  Upon exercising an NQSO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received.  The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares.  The participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option.  The participant’s basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO.  Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under a stock option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to the grant of stock awards that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier.  The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.  A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the forfeiture will be treated as a sale or exchange upon which is realized a loss equal to the excess (if any) of the amount paid (if any) for such property over the amount realized (if any) upon such forfeiture, and if such property is a capital asset in the hands of the participant, such loss will be a capital loss.  Any such election must be made and filed with the Internal Revenue Service within 30 days after receipt of the shares.  A participant’s disposition of shares after the restrictions lapse will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares.

The grant of a SAR or performance unit will not result in income for the participant or in a tax deduction to the Company.  Upon the exercise of a SAR or the receipt of payment for a performance unit, the participant will recognize ordinary income in an amount that equals the fair market value of any shares and/or cash received, and the Company will be entitled to a tax deduction in the same amount.  A participant’s disposition of shares received upon exercise of a SAR or meeting the performance goals for a performance unit will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares.

Section 162(m) of the Internal Revenue Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year.  Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it.  The Company intends that options and SARs having an exercise price or base amount equal to the fair market value of our common stock will be qualified performance-based compensation.  Although the Company intends that its grants of stock awards and performance units, the receipt of which are conditioned upon achievement of performance goals based upon the criteria set forth above, will be qualified performance-based compensation, such grants may not always meet these requirements.

Equity Compensation Plans

The following table includes information on our equity compensation plans (including individual compensation arrangements), both those previously approved and not approved by our shareholders, as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans(1) (#)
Equity compensation plans approved by security holders………	1,804,273	10.30	1,555,350	(2)
Equity compensation plans not approved by security holders………	–––	–––	–––
Total………………………………..	1,804,273	10.30	1,555,350	(2)

_______________

(1)	Excludes securities reflected in the column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)
Includes 966,361 shares remaining available under the Company’s Employee Stock Purchase Plan.  No more than 12,500 shares are subject to purchase by each participant during any three-month purchase period under the Plan.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are now entitled to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The compensation of our Named Executive Officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement.  As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests, consistent with current market practices.  Compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board of Directors is asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or our Company.  Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to Company management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THE RESOLUTION PROPOSED UNDER THIS PROPOSAL 3.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders to vote, on a non-binding, advisory basis, regarding how frequently in the future we should solicit advisory votes on the compensation of our Named Executive Officers as disclosed in our Proxy Statements.  Accordingly, we are asking our shareholders to indicate whether they would prefer an advisory vote every year, every two years or every three years by voting on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of our Named Executive Officers once every one, two or three calendar years that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Meeting shall be considered the frequency preferred by the stockholders.”

After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our Named Executive Officers be submitted to shareholders every three years.  The Board believes that a triennial advisory vote on the compensation of our Named Executive Officers will provide shareholders with the ability to express their views on our executive compensation policies and practices, while providing us with an appropriate amount of time to consult with our shareholders and consider their input in making future decisions on executive compensation.

Our executive compensation program is administered by our Compensation Committee, as described in this Proxy Statement.  Compensation decisions are complex and, with respect to our Named Executive Officers, are disclosed in our Proxy Statement.  We believe that establishing a three-year time frame for holding shareholder advisory votes on executive compensation will both enhance shareholder communication and provide us time to consider, engage with and respond to shareholders regarding expressed concerns or other feedback.  In addition, we believe that a triennial vote more closely aligns with our long-term business strategy and the multi-year approach that we use to reward our executives for their performance.

While our Board believes that its recommendation is appropriate at this time, shareholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on a non-binding, advisory basis, as to whether an advisory vote on the approval of compensation for our Named Executive Officers should be held every year, every two years or every three years.

Our Board and Compensation Committee value the opinions of shareholders on this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider this in deciding how often to hold advisory votes on the compensation of our Named Executive Officers.  However, because this vote is advisory and therefore not binding on our Board of Directors or the Company, the Board may decide that it is in the best interests of the shareholders that we hold these advisory votes more or less frequently than the option preferred by shareholders.  The vote will not be construed to create or imply any change in or addition to the fiduciary duties of our Board of Directors or the Company.

Vote Required and Recommendation of our Board of Directors

The option that receives the most votes cast by all shareholders will be deemed the frequency preferred by our shareholders for an advisory vote on executive compensation.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
IN FAVOR OF “EVERY THREE YEARS” UNDER THIS PROPOSAL 4.

PROPOSAL 5
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

At its March 10, 2011 meeting, our Audit Committee recommended and approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2011.  KPMG has served in this capacity since being engaged by us on July 30, 2002.  We are seeking the ratification of our appointment of KPMG as our independent registered public accounting firm for 2011 at the Annual Meeting of Shareholders.

We expect that a representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions.  If this representative desires to do so, he or she will have the opportunity to make a statement at the Annual Meeting.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 5.

Fees Billed by the Company’s Independent Auditors

The audit and tax fees to us from KPMG for 2010 and 2009 are set forth in the table below:

Fee Category	2010		2009
Audit Fees	$214,000	(1)	$239,000	(1)
Audit-Related Fees	–––		–––
Tax Fees	$8,151	(2)	$14,795	(2)
All Other Fees	–––		–––

_______________

(1)
Consisted of fees relating to the audit of consolidated financial statements, the audit of internal control over financial reporting, quarterly reviews, the issuance of consents relating to registration statements filed with the SEC, and statutory audits of the Company’s subsidiary in Hong Kong.

(2)	Consisted of fees relating to tax consultation for assisting with tax issues associated with business operations outside of the United States.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee currently approves all engagements to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures.  During 2010, our Audit Committee approved non-audit services, as defined by Rule 2-01(c)(7)(i)(C) of Regulation S-X, relating to tax consultation for assisting with tax issues associated with business operations outside of the United States.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information, as of the Record Date, with respect to persons known by the Company to beneficially own more than five percent (5%) of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (#)	Percentage Ownership(2)
Common Stock
	Scott Seligsohn(3)(4)……………………..	3,415,715	7.5%
	Lori S. Rubenstein(3)(5)…………………	3,259,394	7.2%
	Steven G. Winters(3)(6)………………….	3,176,000	7.0%
	FMR LLC(7)…………………………..	6,526,482	14.4%

Series A Preferred Stock
	American Biomimetics Corporation(6)(8)	200,000	100%
	Sherwin I. Seligsohn(8)………………...	200,000	100%
_______________

(1)	Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock and Series A Preferred Stock beneficially owned by them.  The percentage ownership for each beneficial owner listed above is based on 45,317,333 shares of our common stock and 200,000 shares of our Series A Preferred Stock outstanding as of the Record Date.  In accordance with SEC rules, options or warrants to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes (a) 1,500,000 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Lori S. Rubenstein (the “Rubenstein Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; (b) 1,500,000 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Scott Seligsohn (the “Seligsohn Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; and (c) 176,000 shares of our common stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are the principal shareholders.  Ms. Lori S. Rubenstein is Mr. Sherwin I. Seligsohn’s adult daughter, and Mr. Scott Seligsohn is Mr. Sherwin I. Seligsohn’s adult son.

(4)	Includes 18,250 options to purchase shares of our common stock and 221,465 shares of our common stock owned directly by Mr. Scott Seligsohn.

(5)	Includes 83,394 shares of our common stock owned directly by Ms. Rubenstein.

(6)	The address of these beneficial owners is c/o Cozen O'Connor, 1900 Market Street, Philadelphia, PA 19103.

(7)
Based solely on (a) a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, on February 14, 2011; and (b) the purchase of 750,000 shares by FMR LLC through a public offering consummated on March 30, 2011.  These shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment advisor.  The ownership of one investment company, Fidelity Growth Company Fund, amounted to 3,819,025 of the shares.  Fidelity has sole power to dispose of or to direct the disposition of all of the shares, but does not have sole or shared power to vote or to direct the vote of any of the shares.  Voting of the shares occurs under written guidelines established by the Board of Trustees for the various Fidelity funds that own the shares.  The reported address for each of Fidelity Management & Research Company, FMR LLC, Fidelity Growth Company Fund and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Mr. Sherwin I. Seligsohn, our Founder and Chairman of the Board, is the sole Director, Chairman, President and Secretary of American Biomimetics Corporation, which owns all 200,000 shares of our Series A Preferred Stock.

Security Ownership of Management

The table below sets forth certain information, as of the Record Date, with respect to the beneficial ownership of any class of our equity securities beneficially owned by all directors, nominees for director and Named Executive Officers of the Company.

Title of Class	Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)(2)		Percentage Ownership(2)
Common Stock
	Sherwin I. Seligsohn.…………………	674,989	(3)	1.5%
	Steven V. Abramson…………………	480,985		1.1%
	Sidney D. Rosenblatt………………...	667,676	(4)	1.5%
	Julia J. Brown, Ph.D…………………	258,161		*
	Janice K. Mahon……………………..	87,460		*
	Michael G. Hack, Ph.D.……………..	38,762		*
	Leonard Becker……………………...	35,088		*
	Elizabeth H. Gemmill………………..	184,496		*
	C. Keith Hartley……………………...	194,077	(5)	*
	Lawrence Lacerte……………………	955,002	(6)	2.1%
	All directors and executive officers as a group (10 persons)……………	3,576,696		7.7%

Series A Preferred Stock
	Sherwin I. Seligsohn.…………………	200,000	(7)	100%
_______________

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.  The percentage ownership for each beneficial owner listed above is based on 45,317,333 shares of our common stock and 200,000 shares of our Series A Preferred Stock outstanding as of the Record Date.  In accordance with SEC rules, options or warrants to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The numbers of shares of common stock listed include the following number of shares issuable upon the exercise of outstanding warrants or options: Sherwin I. Seligsohn – 220,750; Steven V. Abramson – 101,200; Sidney D. Rosenblatt – 220,000; Julia J. Brown – 122,750; Janice K. Mahon – 43,032; Michael G. Hack – 31,500; Leonard Becker – 0; Elizabeth H. Gemmill – 120,000; C. Keith Hartley – 120,000; and Lawrence Lacerte – 0.

(3)
Includes 176,000 shares of our common stock owned by American Biomimetics Corporation, of which Mr. Sherwin I. Seligsohn is the sole Director, Chairman, President and Secretary.  Also includes 21,000 shares of our common stock owned by The Seligsohn Foundation, of which Mr. Sherwin I. Seligsohn is the sole trustee.  Does not include (i) 1,500,000 shares of our common stock owned by the Rubenstein Trust; (ii) 1,500,000 shares of our common stock owned by the Seligsohn Trust; (iii) 125,000 shares of our common stock owned by Ms. Lori S. Rubenstein; and (iv) 23,250 options to purchase shares of our common stock and 221,091 shares of our common stock owned by Mr. Scott Seligsohn, as to which in each case Mr. Sherwin I. Seligsohn disclaims beneficial ownership.

(4)	Includes 3,250 shares of our common stock held by Mr. Rosenblatt’s children and being reported as beneficially owned by him.

(5)	Includes 23,528 shares of our common stock owned by Mr. Hartley’s Defined Benefit Pension Plan.

(6)	Includes 12,000 shares of our common stock held by Mr. Lacerte’s children and being reported as beneficially owned by him.

(7)	Mr. Sherwin I. Seligsohn is the sole Director, Chairman, President and Secretary of American Biomimetics Corporation, which owns all 200,000 shares of our Series A Preferred Stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Global Photonic Energy Corporation

Global Photonic Energy Corporation (“GPEC”) is a private company that was formed by Sherwin I. Seligsohn, our Founder and Chairman of the Board, at about the same time we began operating in 1994.  GPEC’s business focuses on organic photovoltaic solar cell technologies.  These technologies are related to our OLED technologies, in that similar processes and materials used to emit light from an OLED may be useful for converting solar energy into electricity in an organic photovoltaic device.

Sherwin I. Seligsohn currently serves as Chairman of the Board, Chief Executive Officer and President of GPEC.  Certain other of our employees who are not directors or executive officers of the Company also are employed by and/or serve on the Board of Directors of GPEC.  Mr. Seligsohn and these other individuals receive separate salaries, bonuses and other compensation from GPEC for their work in these various capacities.

For many years, we and GPEC have both funded research in the laboratories of Dr. Stephen R. Forrest, formerly at Princeton University and now at the University of Michigan, and Dr. Mark E. Thompson at the University of Southern California.  Our funded research relates to OLEDs and other organic opto-electronic devices, and GPEC’s funded research relates to organic photovoltaic solar cells.  On occasion, inventions arising from this funded research have application to both our and GPEC’s fields of interest.

To address this potential overlap of interest, we reached an understanding with GPEC, memorialized in a letter dated June 4, 2004, that patent rights derived from research funded under the research agreements after that date would be licensed to each of the Company and GPEC exclusively in its respective field of interest.  For GPEC, this field is organic photovoltaic cell for solar energy conversion.  For us, this field is thin film organic electronics for displays, lasers, lighting, organic tft’s, organic memories and other thin-film organic devices, but not including thin film organic photovoltaic cells for solar energy conversion.  We and GPEC each pay a portion of the legal fees and other costs for patent filings claiming inventions that have application to both parties’ fields of interest, which filings are made in agreed upon countries.  If only one of the parties wishes to make a patent filing in a particular country, that party bears the entire cost of the filing.  Otherwise, the parties exchange no money or other consideration on account of this arrangement.

Our Relationship with Scott Seligsohn

We employ Scott Seligsohn, son of Sherwin I. Seligsohn, as an executive assistant to Sherwin I. Seligsohn in his capacity as our Founder and Chairman of the Board of Directors.  In 2010, we paid Scott Seligsohn base salary and bonus compensation of $100,020.

Policies and Procedures for Approval of Related Person Transactions

Consistent with applicable NASDAQ listing requirements, the Audit Committee of our Board of Directors is responsible for reviewing all transactions between us and related persons for potential conflicts of interest on an ongoing basis, and for approving all such transactions.  Related persons include any of our directors or nominees for director, any of our executive officers, any shareholders owning more than 5% of any class of our equity securities, and immediate family members of any of these persons.

To help identify transactions with related persons, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which they or their family members have an interest.  Responses to these Director and Officer Questionnaires are reviewed and transactions that might reasonably pose a conflict of interest are brought to the attention of the Audit Committee for consideration.

The transactions with the related persons identified above were all reviewed with our Audit Committee at a meeting on April 5, 2011.  At this meeting, the Audit Committee ratified each of these transactions following its consideration of the potential conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, as well as persons beneficially owning more than 10% of any class of our equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of these equity securities.  Based solely on our review of these reports as furnished to us during or with respect to 2010, we believe that our executive officers, directors and holders of more than 10% of any class of our equity securities met all applicable filing requirements.

RISK OVERSIGHT BY OUR BOARD OF DIRECTORS

The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.  Our Board of Directors also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.

In particular, our Audit Committee is tasked pursuant to its charter to “to discuss with management and the Company’s independent auditor, as appropriate, the Company’s risk assessment and risk management policies, including the Company’s major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures.”  As appropriate, the Chairperson of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

In its risk oversight capacity, our Board of Directors and Audit Committee engage in various practices, including, without limitation:

•
reviewing and considering reports from and information provided by management to the Board and its committees on topics relating to the risks that we face, including, without limitation, the status of current and anticipated developments of our technology, access to debt and equity capital markets, existing and potential legal claims against us and various other matters relating to our business;

•	the direct oversight of specific areas of our business by our Compensation Committee and Audit Committee; and

•
reviewing and considering reports from, and information provided by, our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our compensation practices and our internal control over financial reporting.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described in the “For Investors” section of our website at www.universaldisplay.com.  These procedures indicate how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters.  Once received, grievances are reviewed by our President and General Counsel and then forwarded to the Chairperson of the Audit Committee for consideration.  Questions or concerns may also be submitted anonymously to the Audit Committee in writing, via an unsigned letter, or through a name-protected email process administered by a third-party service provider.

ETHICS AND BUSINESS CONDUCT

Code of Ethics and Code of Conduct for Employees

We have adopted Corporate Policies and Procedures applicable to all of our officers and other employees, which we last updated in December 2006 and which was ratified by our Board of Directors on January 15, 2007.  A portion of these policies and procedures (our Code of Conduct for Employees) constitutes our “code of ethics” for the Chief

Executive Officer, Chief Financial Officer and Controller within the meaning of applicable SEC rules.  Our Code of Conduct for Employees also serves as our “code of conduct” applicable to all officers and employees of the Company as required by applicable NASDAQ listing standards.  In December 2010, all of our employees were asked to review and affirm their knowledge and understanding of the Code of Conduct for Employees.  Our Code of Conduct for Employees is publicly available through the “For Investors” section of our website at www.universaldisplay.com.

If we make any further amendments to our Code of Conduct for Employees (other than technical, administrative, or other non-substantive amendments), or if we grant any waivers of the Code of Conduct for Employees (including implicit waivers) in favor our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in that same location on our website, or in a current report on Form 8-K that we file with the SEC.  In addition, any waiver of our Code of Conduct for Employees with respect to our executive officers must be approved by our Board of Directors.

Code of Conduct for Directors

Our Board of Directors has adopted a “Code of Conduct for Directors” that serves as our “code of conduct” applicable to all of our directors as required by applicable NASDAQ listing requirements.  The Code of Conduct for Directors was last ratified by our Board of Directors at a meeting held on April 5, 2011.  Our Code of Conduct for Directors is publicly available through the “For Investors” section of our website at www.universaldisplay.com.  Any waiver of our Code of Conduct for Directors must be approved by our Board of Directors and will be disclosed as required under applicable regulations.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals to us on matters appropriate for shareholder action at our next annual meeting of shareholders in accordance with regulations adopted by the SEC.  Proposals must be received by December 27, 2011, to be considered for inclusion in the proxy statement and form of proxy for our next annual meeting of shareholders.  Shareholder proposals received by us after March 11, 2012, will be deemed “untimely,” and proxy holders will have the right to exercise discretionary voting authority with respect to such proposals.

All shareholder proposals must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws.  Proposals should be directed to the attention of our Corporate Secretary at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our 2010 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2010, is being transmitted with this proxy statement.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements and any financial statement schedules, may be obtained, without charge, by writing to us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attn: Corporate Secretary.

Sincerely,
/s/Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Ewing, New Jersey
April 25, 2011

Appendix A

Directions to the Annual Meeting of Shareholders

Address:
Crowne Plaza Philadelphia West hotel (formerly the Holiday Inn on City Line Avenue), 4010 City Avenue, Philadelphia, Pennsylvania 19131

From New York, New Jersey, and all points East via I-95 South:
Take I-95 South to the NJ Turnpike South.  Take the NJ Turnpike South to the PA Turnpike (Exit 6).  Take the PA Turnpike West to I-476 South (Exit 25A).  Take I-476 South to I-76 East.  Take I-76 to Exit 339, Rt. 1 South – City Avenue.*

From Delaware, Maryland and all points South via I-95 North:
Take I-95 North to I-76 (Exit 11).  Take I-76 across the George Platt Bridge.  After exiting the bridge, turn left onto I-76 West.  Take I-76 West to Exit 339, Rt. 1 South – City Avenue.*

From Harrisburg, Hershey and all points West via the Pennsylvania Turnpike:
Take the PA Turnpike East to I-76 East (Exit 24 – Valley Forge).  Take I-76 East to Exit 339, Rt. 1 South – City Avenue.*

* When exiting I-76 onto City Avenue, stay in the far left lane and proceed through the first traffic light.  Turn left at the next light onto Presidential Blvd.  Make the first right into the hotel parking lot.  If driving North on City Avenue, or if required to turn around, there is an entrance to the hotel between T.G.I. Friday’s and TD Bank.

UNIVERSAL DISPLAY CORPORATION

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 23, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Universal Display Corporation held of record by the undersigned on April 7, 2011, at the Annual Meeting of Shareholders to be held on June 23, 2011, or any postponements or adjournments thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
RETURN YOUR PROXY PROMPTLY

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
UNIVERSAL DISPLAY CORPORATION
June 23, 2011

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on June 23, 2011
This proxy statement and our 2010 Annual Report to Shareholders are available at www.universaldisplay.com in the “For Shareholders – SEC Documents” section.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2,
“FOR” PROPOSAL 3, IN FAVOR OF “EVERY THREE YEARS” FOR PROPOSAL 4, AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of the seven directors proposed in the accompanying Proxy Statement, each to serve for a one-year term and until a successor is selected and qualified.
NOMINEES:
[ ] FOR ALL NOMINEES	○	Steven V. Abramson
	○	Leonard Becker
[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	○	Elizabeth H. Gemmill
	○	C. Keith Hartley
[ ] FOR ALL EXCEPT (See Instructions Below)	○	Lawrence Lacerte
	○	Sidney D. Rosenblatt
	○	Sherwin I. Seligsohn

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2.Approval of a proposal to increase the number of shares authorized for issuance under the Equity Compensation Plan	□	□	□
3.Approval of a non-binding, advisory resolution regarding executive compensation	□	□	□

	Every One Year	Every Two Years	Every Three Years	ABSTAIN
4.Non-binding, advisory vote regarding the frequency of future advisory shareholder votes on executive compensation	□	□	□	□

	FOR	AGAINST	ABSTAIN
5.Ratification of the Appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011	□	□	□

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for director, “FOR” Proposals 2 and 3, in favor of “Every Three Years” for Proposal 4 and “FOR” Proposal 5.  To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

Signature of Shareholder:___________________ Date _______ Signature of Shareholder:___________________ Date _______

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Appendix B

UNIVERSAL DISPLAY CORPORATION

EQUITY COMPENSATION PLAN
(Last Amended Effective as of June 23, 2011)

The purpose of the Universal Display Corporation Equity Compensation Plan (the “Plan”) is to provide designated key employees (including employees who are also officers and directors) and directors who are not employees (“Non-Employee Directors”) of Universal Display Corporation and its “subsidiary corporations,” as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) (hereinafter collectively referred to as the “Company”) and selected consultants (“Consultants”) to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options and other forms of equity compensation; provided, however, that Non-Employee Directors and Consultants shall not be eligible to receive incentive stock options under the Plan.  The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders and will align the economic interests of the participants with those of the stockholders.

1.              ADMINISTRATION

The Plan shall be administered and interpreted by the Board of Directors of the Company (the “Board”), or by a committee consisting of members of the Board, which shall be appointed by the Board.  During any period in which the Company’s stock is publicly traded, however, the Plan may be administered by a committee (the “Committee”) consisting of two or more persons, all of whom are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Membership on the Committee shall also be structured so as to comply with applicable exchange rules.  Notwithstanding the foregoing, the Board may retain the ability to ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors.  The Board may delegate this authority to one or more subcommittees, as it deems appropriate.  To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee.

Except as otherwise specifically provided in this Plan, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of grants to each such individual, (iii) determine the time when the grants will be made and the duration of the exercise or restriction period, including the criteria for vesting, the acceleration of vesting, or the lapse of restriction, (iv) amend the terms of any previously issued grants; (v) select the “Valuation Expert,” as defined below, and (vi) deal with any other matters arising under the Plan.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in the best interest of the Company, not as a fiduciary and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.              GRANTS

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options” or “Stock Options”), stock awards as described in Section 8 (“Stock Awards”), stock appreciation rights as described in Section 9 (“SARs”), and performance units as described in Section 10 (“Performance Units”) (hereinafter collectively referred to as “Grants”).  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing to the individual in a grant letter or other instrument or amendment thereto (the “Grant Letter”).

3.              SHARES SUBJECT TO THE PLAN

Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $.01 (the “Company Stock”) that have been or may be issued or transferred under the Plan is 8,000,000 shares, in the aggregate.  The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards or Performance Units (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, may be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  The adjustments determined by the Committee shall be final, binding and conclusive.  Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.              ELIGIBILITY FOR PARTICIPATION

All individuals employed by the Company (“Employees”) (including Employees who are officers or members of the Board), all Non-Employee Directors and all Consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan.  Except as specifically otherwise provided in this Plan, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants (each, a “Grantee”) and determine the number of shares of Company Stock subject to a particular Grants in such manner as the Committee determines.

Nothing contained in this Plan shall be construed to limit the right of the Company to grant options or warrants or issue stock otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options or warrants granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.              GRANTING OF OPTIONS

(a)              Number of Shares.  The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.  The maximum aggregate number of shares of Company Stock that shall be subject to Grants of Stock Options or SARs made under the Plan to any individual during any calendar year shall be 400,000 shares, subject to adjustment as described above.

(b)              Type of Option and Price.  The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options.

The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such stock on the date such Stock Option is granted.  During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the fair market value of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the “Valuation Expert”) or as otherwise determined by the Committee in good faith based on the best available facts and circumstances.  Such determination of fair market value shall be made on a periodic basis, but no less frequently than once a calendar year.  If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, fair market value on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

(c)              Exercise Period.  The Committee shall determine the option exercise period of each Stock Option.  The exercise period shall not exceed ten years from the date of grant.

(d)              Exercisability of Options.  Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter.  All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control.

(e)              Manner of Exercise.  The Grantee of Stock Options (the “Optionee”) may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below.  Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company (“Designated Broker”) in lieu of delivery to the Optionee.  Such instructions must designate the account into which the shares are to be deposited.  The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

(f)              Termination of Employment, Disability or Death.

(1)              Employees.

(a)              In the event the Optionee during the Optionee’s lifetime ceases to be an employee of the Company for any reason other than death, disability, retirement approved by the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within three months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).  For purposes of this Section 5, a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee’s right to re-employment with the Company is guaranteed by contract.  Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Board may otherwise provide).

(b)              In the event the Optionee ceases to be an employee of the Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Committee may otherwise provide).

(c)              In the event the Optionee ceases to be an employee of the Company on account of becoming disabled within the meaning of section 22(e) of the Code, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year from the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

(d)              In the event of the death of the Optionee while he is an employee of the Company or within 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised by the Optionee’s personal representative within six months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

(e)              Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an “incentive stock option” for purposes of sections 421 and 422 of the Code.

(2)              Non-Employee Directors and Consultants.

(a)              In the event the Optionee during the Optionee’s lifetime ceases to be a Non-Employee Director or Consultant to the Company for any reason other than becoming an employee of the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).  Any of the Optionee’s Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases his relationship with the Company shall terminate as of such date (except as the Committee may otherwise provide).

(b)              In the event the Optionee ceases to be a Non-Employee Director or Consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Committee may otherwise provide).

(g)              Satisfaction of Option Price.  The Optionee shall pay the option price specified in the Grant Letter in (i) cash; (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock (including, but not limited to, shares acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price, subject to such restrictions as the Committee may impose) (a “Stock-for-Stock Exercise”); (iii) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, and only to the extent not precluded by the Sarbanes–Oxley Act of 2002 and other applicable law, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Board pursuant to the loan program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the loan program; (iv) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (v) by such other method as the Committee may approve; or (vi) through any combination of (i), (ii), (iii), (iv) or (v).  Any loan by the Company under (iii) above shall be with full recourse against the Optionee to whom the loan is granted, and shall be secured in whole or in part by the shares of Company Stock so purchased.  In addition, any such loan by the Company shall, at the option of the Company, become immediately due and payable in full upon termination of the Optionee’s employment or position as an officer or director with the Company for any reason, or upon a sale of any shares of Company Stock acquired with such loan to the extent of the cash and fair market value of any property received by the Optionee in such sale.  The Committee may make arrangements for the application of payroll deductions from compensation payable to the Optionee to amounts owing to the Company under any such loan.  Until any loan by the Company hereunder is fully paid in cash, the shares of Company Stock purchased with the loan shall be pledged to the Company as security for the loan, and the Company shall retain physical possession of the stock certificates evidencing such shares together with a duly executed stock power for such shares.  No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of the shares of Company Stock funded thereby will be in compliance with all applicable federal, state and local laws.  The Optionee shall pay the option price and the amount of withholding tax due, if any, as specified by the Committee.  Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any amount of withholding tax is paid.  Shares of Company Stock used in a Stock-for-Stock Exercise shall have been held by the Optionee for the requisite period of time to avoid “anti-pyramiding” rules or other adverse accounting consequences to the Company with respect to the Option.

(h)              Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

(i)              Optional Purchase by the Company.  In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options.

6.              TRANSFERABILITY OF OPTIONS

Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option.  Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and, in the case of Stock Options other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder.  When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee (“Successor Optionee”) may exercise such rights.  A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee’s will or under the applicable laws of descent and distribution.

Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee’s spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”) provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

7.              STOCK AWARDS

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a)              General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.  The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b)              Number of Shares.  The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)              Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)              Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 12.  Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e)              Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)              Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.  The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

8.              STOCK APPRECIATION RIGHTS

(a)              General Requirements.  The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option (for all or a portion of the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share exercise price of the related Option or, if there is no related Option, the fair market value of a share of Company Stock as of the date of Grant of the SAR.

(b)              Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)              Exercisability.  SARs shall be exercisable during the period specified by the Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service comparable to the provisions of Section 5(f) as related to Stock

Options.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)              Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof.  The stock appreciation for an SAR is the amount by which the fair market value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(e)              Transferability of SARs.  SARs may only be transferred in situations comparable to those under Section 6 relating to the transfer of Stock Options.

9.              PERFORMANCE UNITS

(a)              General Requirements.  The Committee may grant performance units (“Performance Units”) to an Employee, Non-Employee Director or Consultant.  Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met.  A Performance Unit shall be based on the fair market value of a share of Company Stock or on such other measurement base as the Committee deems appropriate.  The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such units.

(b)              Performance Period and Performance Goals.  When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to such units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate.  Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

(c)              Payment with respect to Performance Units.  At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units.  Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

(d)              Requirement of Employment or Service.  If the Grantee ceases to be employed by, or provide service to, the Employer during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

10.              QUALIFIED PERFORMANCE-BASED COMPENSATION

(a)              Designation as Qualified Performance-Based Compensation.  The Committee may determine that Performance Units or Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code.  The provisions of this Section 10 shall apply to Grants of Performance Units and Stock Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b)              Performance Goals.  When Performance Units or Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which these performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if these goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code.  The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria:  stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)              Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the relevant performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of such performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d)              Maximum Payment.  If Stock Awards or Performance Units measured with respect to Company Stock are granted, not more than 400,000 shares of Company Stock may be granted to an Employee as Performance Units or Stock Awards for any performance period.  If Performance Units measured with respect to cash are granted, the maximum amount that may be paid to an Employee pursuant to Performance Units with respect to any performance period is $1,000,000.

(e)              Announcement of Grants.  The Committee shall certify and announce the results for each performance period to all affected Grantees immediately following the announcement of the Company’s financial results for such period.  If and to the extent that the Committee does not certify that the  relevant performance goals have been met, the grants of Stock Awards or Performance Units for the performance period shall be forfeited or shall not be made, as applicable.

(f)              Death, Disability or Other Circumstances.  The Committee may provide that Performance Units or Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or disability during the relevant performance period, or under other circumstances, consistent with the Treasury regulations and rulings under section 162(m) of the Code.

11.              CHANGE IN CONTROL OF THE COMPANY

As used herein, a “Change in Control” shall be deemed to have occurred if:

(i)              As a result of any transaction, any one stockholder other than an existing stockholder as of the effective date of the Plan, becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company’s then outstanding securities;

(ii)              A liquidation or dissolution of or the sale of all or substantially all of the Company’s assets occurs; or

(iii)              After the effective date of the Plan:

(a)              As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company’s securities to the public pursuant to a public offering), any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing stockholder, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

(b)              During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

12.              CERTAIN CORPORATE CHANGES

(a)              Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive.  If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with any outstanding Stock Options written notice of such event.  Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options.  In addition, under the above circumstances all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable, and all Performance Units shall be deemed fully earned.

(b)              Merger or Consolidation Where the Company Survives.  If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, or in the event of the occurrence of any other Change in Control not described in subsection (a), then the Board may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event.  If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee’s outstanding Stock Options.  In addition, under the above circumstances the Board may determine that all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable and all Performance Units shall be deemed fully earned.

13.              AMENDMENT AND TERMINATION OF THE PLAN

(a)              Amendment.  The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company.

(b)              Termination of Plan.  The Plan shall terminate on September 1, 2015, unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the stockholders.

(c)              Termination and Amendment of Outstanding Grant.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)              Governing Document.  The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Grantees and their assigns.

14.              FUNDING OF THE PLAN

This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grant under this Plan.  In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grant.

15.              RIGHTS OF INDIVIDUALS

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be issued a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, Consultant or other person any rights to be retained by or in the employ of the Company or any other employment rights.

16.              NO FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.              WITHHOLDING OF TAXES

The Grantee or other person receiving shares of Company Stock or other consideration under this Plan shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the taxable income associated with such Grant or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option or otherwise deliverable under this Plan, if then authorized by the Committee and applicable law) the minimum amount of any withholding due with respect to such Stock Grant.

18.              AGREEMENTS WITH GRANTEES

Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

19.              REQUIREMENTS FOR ISSUANCE OF SHARES

No Company Stock shall be issued or transferred upon the exercise of any Stock Option or lapse of restrictions or payment of other Grants under this Plan hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Optionee hereunder on such Optionee’s undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20.              HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.              EFFECTIVE DATE

(a)              Effective Date of the Plan.  Subject to the approval of the Company’s shareholders, this Plan, as amended, shall be effective as of June 23, 2011.  The Plan was originally effective as of September 1, 1995.

(b)              Effectiveness of Section 16 Provisions.  The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

22.              MISCELLANEOUS

(a)              Substitute Grants.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation (“Substituted Stock Incentives”).  The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives.  The Committee shall prescribe the provisions of the substitute grants.

(b)              Compliance with Law.  The Plan, the exercise of Stock Options, granting of other forms of equity compensation under the Plan and the obligations of the Company to issue or transfer shares of Company Stock with respect to Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)              Ownership of Stock.  A Grantee or successor shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor on the stock transfer records of the Company.

(d)              Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.